Exhibit 10.7




                   LOAN AND SECURITY AGREEMENT

                  Dated as of November 27, 1996

                              Among

                BANKAMERICA BUSINESS CREDIT, INC.
                    as the Agent and a Lender

                               and

                   NATIONSBANK OF TEXAS, N.A.
     as a Lender, the L/C Issuer and a Co-Syndication Agent

                               and

               CAISSE NATIONALE DE CREDIT AGRICOLE
                  as a Lender and as a Co-Agent

                               and

          THE OTHER FINANCIAL INSTITUTIONS NAMED HEREIN
                           as Lenders

                               and

        CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE
                         as the Borrower


                        TABLE OF CONTENTS

                                                             Page

ARTICLE 1  INTERPRETATION OF THIS AGREEMENT                    1
     1.1  Definitions                                           1
     1.2  Accounting Terms                                     26
     1.3  Other Terms                                          26
     1.4  Other Interpretive Provisions                        26

ARTICLE 2  LOANS AND LETTERS OF CREDIT                         27
     2.1  Credit Facility                                      27
     2.2  Revolving Loans                                      28
     2.3  Letters of Credit                                    34
     2.4  Automated Clearing House Transfers and
          Overdrafts                                           40
     2.5  Purpose                                              41

ARTICLE 3  INTEREST AND FEES                                   41
     3.1  Interest                                             41
     3.2  Conversion and Continuation Elections                42
     3.3  Maximum Interest Rate                                43
     3.4  Closing Fee                                          44
     3.5  Unused Line Fee                                      44
     3.6  Letter of Credit Fee                                 44
     3.7  Other Fees                                           45

ARTICLE 4  PAYMENTS AND PREPAYMENTS                            45
     4.1  Revolving Loans                                      45
     4.2  Termination of Facility                              45
     4.3  Payments by the Borrower                             46
     4.4  Payments as Revolving Loans                          47
     4.5  Apportionment, Application and Reversal of
          Payments                                             47
     4.6  Indemnity for Returned Payments                      48
     4.7  Agent's and Lenders' Books and Records; Monthly
          Statements                                           48

ARTICLE 5  TAXES, YIELD PROTECTION AND ILLEGALITY              49
     5.1  Taxes                                                49
     5.2  Illegality                                           50
     5.3  Increased Costs and Reduction of Return              50
     5.4  Replacement of Lender in Event of Adverse
          Condition                                            51
     5.5  Funding Losses                                       51
     5.6  Inability to Determine Rates                         52
     5.7  Certificates of Lenders                              52
     5.8  Survival                                             52

ARTICLE 6  COLLATERAL                                          52
     6.1  Grant of Security Interest                           52
     6.2  Perfection and Protection of Security Interests      53
     6.3  Location of Collateral                               55
     6.4  Title to, Liens on, and Sale and Use of
          Collateral                                           55
     6.5  Appraisals                                           55
     6.6  Access and Examination; Confidentiality              56
     6.7  Collateral Reporting                                 57
     6.8  Accounts                                             58
     6.9  Collection of Accounts; Payments                     59
     6.10 Equipment                                            60
     6.11 Assigned Contracts                                   61
     6.12 Documents, Instruments, and Chattel Paper            62
     6.13 Right to Cure                                        62
     6.14 Power of Attorney                                    62
     6.15 The Agent's and Lenders' Rights, Duties and
          Liabilities                                          63

ARTICLE 7  BOOKS AND RECORDS; FINANCIAL INFORMATION;
           NOTICES                                             63
     7.1  Books and Records                                    63
     7.2  Financial Information                                63
     7.3  Notices to the Lenders                               66

ARTICLE 8  GENERAL WARRANTIES AND REPRESENTATIONS              69
     8.1  Authorization, Validity, and Enforceability of
          this Agreement and the Loan Documents                69
     8.2  Validity and Priority of Security Interest           69
     8.3  Organization and Qualification                       69
     8.4  Corporate Name; Prior Transactions                   70
     8.5  Subsidiaries and Affiliates                          70
     8.6  Financial Statements and Projections                 70
     8.7  Capitalization                                       71
     8.8  Solvency                                             71
     8.9  Debt                                                 71
     8.10 Restricted Payments                                  71
     8.11 Title to Property                                    71
     8.12 Real Estate; Leases                                  71
     8.13 Proprietary Rights                                   71
     8.14 Trade Names and Terms of Sale                        72
     8.15 Litigation                                           72
     8.16 Restrictive Agreements                               72
     8.17 Labor Disputes                                       72
     8.18 Environmental Laws                                   72
     8.19 No Violation of Law                                  73
     8.20 No Default                                           74
     8.21 ERISA Compliance                                     74
     8.22 Taxes                                                75
     8.23 Regulated Entities                                   75
     8.24 Use of Proceeds; Margin Regulations                  75
     8.25 Copyrights, Patents, Trademarks and Licenses,
          etc.                                                 75
     8.26 No Material Adverse Change                           75
     8.27 Full Disclosure                                      75
     8.28 Material Agreements                                  76
     8.29 Bank Accounts                                        76
     8.30 Eligible Revenue Equipment                           76
     8.31 Excluded Revenue Equipment                           76
     8.32 Former Parent Liens                                  76

ARTICLE 9  AFFIRMATIVE AND NEGATIVE COVENANTS                  76
     9.1  Taxes and Other Obligations                          76
     9.2  Corporate Existence and Good Standing                77
     9.3  Compliance with Law and Agreements; Maintenance
          of Licenses                                          77
     9.4  Maintenance of Property                              77
     9.5  Insurance                                            77
     9.6  Environmental Laws                                   78
     9.7  Compliance with ERISA                                78
     9.8  Mergers, Consolidations or Sales                     79
     9.9  Restricted Payments; Capital Change; Restricted
          Investments                                          79
     9.10 Transactions Affecting Collateral or
          Obligations                                          79
     9.11 Guaranties                                           79
     9.12 Debt                                                 80
     9.13 Prepayment                                           80
     9.14 Transactions with Affiliates                         80
     9.15 Investment Banking and Finder's Fees                 80
     9.16 Business Conducted                                   81
     9.17 Liens                                                81
     9.18 Sale and Leaseback Transactions                      81
     9.19 New Subsidiaries                                     81
     9.20 Fiscal Year                                          81
     9.21 Capital Expenditures                                 81
     9.22 Adjusted Net Earnings                                82
     9.23 Adjusted Tangible Net Worth                          82
     9.24 Fixed Charge Coverage Ratio                          83
     9.25 Use of Proceeds                                      83
     9.26 Restrictions on Canadian Freightways                 83
     9.27 Further Assurances                                   84
     9.28 Cooperation                                          84

ARTICLE 10 CONDITIONS OF CLOSING AND LENDING                   84
     10.1 Conditions Precedent to Making of Loans on the
          Closing Date                                         84
     10.2 Conditions Precedent to the Initial Funding
          Date                                                 87
     10.3 Conditions Precedent to Each Loan                    88

ARTICLE 11 DEFAULT; REMEDIES                                   89
     11.1 Events of Default                                    89
     11.2 Remedies                                             91

ARTICLE 12 TERM AND TERMINATION                                93
     12.1 Term and Termination                                 93
     12.2 Termination if Conditions Not Satisfied              93

ARTICLE 13 AMENDMENTS; WAIVER; PARTICIPATIONS;
           ASSIGNMENTS; SUCCESSORS                             93
     13.1 No Waivers Cumulative Remedies                       93
     13.2 Amendments and Waivers                               93
     13.3 Assignments; Participations                          94

ARTICLE 14 THE AGENT                                           96
     14.1 Appointment and Authorization                        96
     14.2 Delegation of Duties                                 97
     14.3 Liability of Agent                                   97
     14.4 Reliance by Agent                                    98
     14.5 Notice of Default                                    98
     14.6 Credit Decision                                      98
     14.7 Indemnification                                      99
     14.8 Agent in Individual Capacity                         99
     14.9 Successor Agent                                     100
     14.10 Withholding Tax                                    100
     14.11 Collateral Matters                                 101
     14.12 Restrictions on Actions by Lenders; Sharing
            of Payments                                       103
     14.13 Agency for Perfection                              103
     14.14 Payments by Agent to Lenders                       103
     14.15 Concerning the Collateral and the Related
            Loan Documents                                    104
     14.16 Field Audit and Examination Reports; Disclaimer
            by Lenders                                        104
     14.17 Co-Agents                                          105

ARTICLE 15 MISCELLANEOUS                                      105
     15.1 Cumulative Remedies; No Prior Recourse to
          Collateral                                          105
     15.2 Severability                                        105
     15.3 Governing Law; Choice of Forum; Service of
          Process; Jury Trial Waiver                          105
     15.4 WAIVER OF JURY TRIAL                                107
     15.5 Survival of Representations and Warranties          108
     15.6 Other Security and Guaranties                       108
     15.7 Fees and Expenses                                   108
     15.8 Notices                                             109
     15.9 Waiver of Notices                                   109
     15.10 Binding Effect                                     110
     15.11 Indemnity of the Agent and the Lenders by
             the Borrower                                     110
     15.12 Final Agreement                                    110
     15.13 Counterparts                                       111
     15.14 Captions                                           111
     15.15 Right of Setoff                                    111

                            EXHIBITS

               A   Form of Borrowing Base Certificate

               B   Form of Notice of Borrowing

               C   Form of Notice of
                    Conversion/Continuation

               D   Form of Assignment and Acceptance

               E   Form of Landlord's Waiver

               F   Financial Statements



                            SCHEDULES

               8.3  Jurisdictions

               8.5  Subsidiaries and Affiliates

               8.9  Debt

               8.12 Locations of Collateral, Real Estate,
                    Leases and Subleases

               8.13 Proprietary Rights

               8.14 Trade Names

               8.15 Litigation

               8.17 Labor Disputes

               8.18 Environmental Disclosures

               8.21 ERISA Disclosures

               8.28 Material Agreements

               8.29 Bank Accounts

               8.30 Included Revenue Equipment

               8.31 Excluded Revenue Equipment

               8.32 Former Parent Liens




                   LOAN AND SECURITY AGREEMENT

          Loan and Security Agreement, dated as of November 27, 1996, among the financial institutions listed on the signature pages hereof as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation, as agent for the Lenders (in its capacity as agent, the "Agent"), NationsBank of Texas, N.A., as the L/C Issuer (as hereafter defined) and as co-syndication agent for the Lenders, Caisse Nationale De Credit Agricole, as co-agent for the Lenders, Consolidated Freightways Corporation of Delaware, a Delaware corporation, with offices at 175 Linfield Drive, Menlo Park, California 94025 (the "Borrower"), Consolidated Freightways
Corporation (the "Parent") and Leland James Service Corporation ("Leland"), affiliates of the Borrower and, together with the Borrower, sometimes called Loan Parties (as hereafter defined) hereunder.

                       W I T N E S S E T H

          WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $225,000,000, which extensions of credit the Borrower will use for its working capital needs and general business purposes;

          WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement;

          WHEREAS, the L/C Issuer has agreed to issue the letters of credit provided for under such revolving credit facility; and

          WHEREAS, the Parent and Leland are parties to this Agreement and certain other agreements relating to such revolving credit facility in order to make certain representations and warranties, and incur certain obligations in favor of the Lenders, the Agent and the L/C Issuer;

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the L/C Issuer, the Agent, the Borrower, the Parent and Leland hereby agree as follows.

                            ARTICLE 1

                INTERPRETATION OF THIS AGREEMENT

     1.1  Definitions.  As used herein:

          "Account Advance Rate" means eighty-five percent (85%), provided, however, that if the average Accounts Dilution Rate (determined by dividing the total of the amounts described in clause (i) of the definition of Accounts Dilution Rate by the total amounts described in clause (ii) of the definition of Accounts Dilution Rate, in each case, for a twelve month period), tested monthly, exceeds seven percent (7%) but is not more than ten percent (10%) on a rolling twelve month basis, the Account Advance Rate shall be eighty percent (80%), and provided, further, that if the average Accounts Dilution Rate, tested monthly, exceeds ten percent (10%) on a rolling twelve month basis, the Account Advance Rate shall be further reduced by two percent (2%) for each percentage point that the average Accounts Dilution Rate exceeds ten percent (10%).

          "Accounts" means all of the Borrower's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

          "Account Debtor" means each Person obligated in any way on or in connection with an Account.

          "Accounts Dilution Rate" means the percent obtained by dividing (i) the sum of all adjustments made to the Accounts to reflect (a) correcting adjustments which consist of short pays due to a rate adjustment or other disputed amounts,
(b) uncollectable items being transferred to the bad debt allowance account, (c) reclassifications to delinquent accounts for further collection efforts, and (d) other non-cash credits, allowances, discounts, write-offs or other offsets to the Accounts which the Agent, in the exercise of its commercially reasonable discretion, deems appropriate to reduce the value of Accounts by, by (ii) the gross amount of all Accounts created by the Borrower.

          "ACH  Settlement  Risk  Reserve"  means  any  and   all
reserves  which the Agent from time to time establishes,  in  its
reasonable   commercial   discretion,   with   respect   to   ACH
Transactions.

          "ACH Transactions" means all debts, liabilities, and obligations now or hereafter owing from the Borrower to Bank of America arising from or related to the automatic clearing house transfer of funds by Bank of America for the account of the Borrower pursuant to agreement or overdrafts.

          "Adjusted Net Earnings" means, with respect to any fiscal period of the Borrower, the Adjusted Net Earnings from Operations for such fiscal period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from
Operations:  (a)  interest  expense, (b)  accrued  income  taxes,
(c) depreciation and amortization expense, and (d) miscellaneous expenses (including Letter of Credit Fees) less miscellaneous income for such period.

          "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrower, the Parent's, the Borrower's and their Subsidiaries' consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets (excluding Revenue Equipment); (b) gain arising from any write-up in the book value of any asset;
(c) earnings of any corporation, substantially all the assets of which have been acquired by the Parent or the Borrower or their Subsidiaries in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which the Parent or the Borrower or any of their Subsidiaries has an ownership interest (other than the Subsidiaries) unless (and only to the extent) such earnings shall actually have been received by the Parent or the Borrower or their Subsidiaries in the form of cash distributions;
(e) earnings of any Person into which the Parent or the Borrower or their Subsidiaries shall have been merged, or which has been a party with the Parent or the Borrower or their Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Parent or the Borrower or their Subsidiaries or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or gain from any other non-recurring transaction.

          "Adjusted Tangible Assets" means all of the Parent's, the Borrower's and their Subsidiaries' assets on a consolidated basis except: (a) deferred assets, other than deferred tax assets, prepaid insurance, and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) unamortized debt discount and expense; and (d) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

          "Adjusted  Tangible  Net Worth"  means,  at  any  date:
(a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a consolidated balance sheet of the Parent, the Borrower and their Subsidiaries at such date prepared in accordance with GAAP; less (b) the amount at which the Parent's, the Borrower's and their Subsidiaries' liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person (except that with respect to the Parent or the Former Parent, twenty percent (20%) or more of the outstanding equity interest of the Parent or of the Former Parent, as the case may be). A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the L/C Issuer and the Lenders, and shall include any successor agent.

          "Agent   Advances"   has  the  meaning   specified   in
Section 2.2(i).

          "Agent's Liens" means collectively the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, the L/C Issuer, BABC, and the Agent pursuant to this Agreement, the other Loan Documents or any other agreement or instrument.

          "Agent-Related  Persons"  means  the  Agent   and   any
successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Aggregate Revolver Outstandings" means, at any time: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit (less any Designated Cash Collateral therefor), and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

          "Agreement" means this Loan and Security Agreement.

          "Anniversary  Date"  means  each  anniversary  of   the
Initial Funding Date.

          "Applicable Margin" means

               (i) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Revolving Loans), one-half percent (0.5%); and

               (ii) with respect to LIBOR Revolving Loans, one and one-half percent (1.5%).

          "Appraised  Value  of  Revenue  Equipment"  means   the
orderly liquidation value of the Eligible Revenue Equipment, as set forth in the most recent appraisal conducted by an appraiser satisfactory to the Agent pursuant to Section 6.5.

          "Assigned Contracts" means, collectively, all of the Borrower's rights and remedies under, and all moneys and claims for money due or to become due to the Borrower under those contracts set forth in Part A of Schedule 8.28, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of the Borrower now or hereafter existing:
(i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

          "Assignee"    has    the    meaning    specified     in
Section 13.3(a).

          "Assignment and Acceptance" has the meaning specified in Section 13.3(a).

          "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the allocated cost of reasonable internal legal services of the Agent and all reasonable expenses and disbursements of internal counsel of the Agent.

          "Availability" means at any time the lesser of:

          (a) the Total Facility or

          (b) the sum of:

               (i) the Net Amount of Eligible Accounts multiplied by the Account Advance Rate; plus

               (ii) the lesser of:

                    a) the Maximum Revolver Equipment Advance or

                    b) the Eligible Revenue Equipment Value multiplied by the Revenue Equipment Advance Rate;

          Less, in the case of each of (a) and (b) above, the sum of (without duplication of amounts which have become ineligible):

               (A) the Aggregate Revolver Outstandings;

               (B) following the occurrence and during the continuance of any Event of Default, reserves for accrued interest on the Obligations;

               (C) the Environmental Compliance Reserve;

               (D) ACH Settlement Risk Reserve; and

               (E) all other reserves which the Agent deems necessary or desirable in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

          "BABC" means BankAmerica Business Credit, Inc.

          "BABC   Loan"  and  "BABC  Loans"  have  the   meanings
specified in Section 2.2(h).

          "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

          "Bankruptcy  Code" means Title 11 of the United  States
Code (11 U.S.C.  101 et seq.).

          "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

          "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base
Rate.

          "Blocked  Account Agreement" means the Blocked  Account
Agreement  among  the  Borrower,  the  Agent  and  United  States
National Bank of Oregon.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

          "Borrowing Base Certificate" means the certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit A (or another form acceptable to the Agent) which
(a)  is  required to be delivered on a weekly basis  pursuant  to
Section 6.7 (it being understood and agreed that information included therein with respect to the Accounts will be updated weekly, and that other information included therein with respect to Accounts of the type described in Accounts Dilution Rate and with respect to Included Revenue Equipment will be updated as of the end of each month), (b) sets forth the calculation of the Availability, including a calculation of each component thereof, and is dated, as of the close of business on the last Business
Day of the week covered by the certificate, and (c) is to be delivered prior to the end of the third Business Day of the following week; all in such detail as shall be reasonably satisfactory to the Agent. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and
(2) to the extent that such calculation is not in accordance with this Agreement.

          "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

          "Canadian   Freightways"  means  Canadian   Freightways
Limited,  a corporation organized under the laws of the  Province
of   Alberta,  Canada,  and  a  wholly-owned  subsidiary  of  the
Borrower.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a Capital Lease or a Synthetic Lease.

          "Capital Lease" means any lease of Property by the Borrower which, in accordance with GAAP, is or should be capitalized on the Borrower's balance sheet or for which the amount of the asset and liability thereunder, as if so capitalized, should be disclosed in a footnote to such balance sheet.

          "Change in Control" means (a) the acquisition by any "person" or "group" (as such terms are used in Section 13(d) and 14(d)(2) of the Exchange Act (other than a Person who is not an Unrelated Person) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 25% or more of the outstanding shares of voting stock of the Parent; or (b) during any period of 12 consecutive calendar months, commencing on the date of the Agreement, the ceasing of those individuals (the "Continuing Directors") who
(i) were directors of the Parent on the first day of each such period or (ii) subsequently became directors of the Parent and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Parent to constitute a majority of the board of directors of the Parent.

          "Closing Date" means the date of this Agreement.

          "Closing Fee" has the meaning specified in Section 3.4.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

          "Collateral" has the meaning specified in Section 6.1.

          "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3 or Section 2.1(b) and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

          "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

          "Debt" means, without duplication, all liabilities, obligations and indebtedness of a Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) the Borrower's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on the Property of such Person, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease, Synthetic Lease or conditional sale or other title retention agreement with respect to Property used or acquired by a Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Person prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities;
(vi)  all  obligations and liabilities under  any  Guaranty;  and
(vii) deferred tax liability.

          "Debt For Borrowed Money" means Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any Property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases or Synthetic Leases.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Defaulting  Lender"  has  the  meaning  specified   in
Section 2.2(g)(ii).

          "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate (without any adjustment provided for in clauses (B) or (C) of the proviso to Section 3.1(a)), plus
(b) two percent (2.0%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two (2) percentage points (without any adjustment to such Fee provided for in clauses (a) or (b) of the proviso to Section 3.6).

          "Designated Cash Collateral" means any cash collateral pledged by the Borrower and designated as cash collateral for outstanding Letters of Credit pursuant to Section 2.3(j).

          "Distribution"  has  the  meaning  set  forth  in   the
Form 10.

          "DOL" means the United States Department of Labor or any successor department or agency.

          "Dollar" and "$" means dollars in the lawful currency of the United States.

          "Eligible Accounts" means all Accounts of the Borrower, unless the Agent in the exercise of its reasonable commercial discretion determines that an Account shall not be considered eligible due to the risk of uncollectability or delay in timely collection. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account (without duplication):

               (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor;

               (b)    with   respect   to  which   any   of   the
representations, warranties, covenants, and agreements contained in Section 6.8(a) are not or have ceased to be complete and correct or have been breached;

               (c)  with respect to which, in whole or in part, a
check,   promissory  note,  draft,  trade  acceptance  or   other
instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

               (d) as to which any one or more of the following events has occurred with respect to the Account Debtor on such
Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

               (e) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth in subparagraphs (a) or (r) hereof;

               (f)  owed by an Account Debtor which: (i) does not
maintain an office in the United States or Canada to which the Account is billed; or (ii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its sole discretion;

               (g) owed by an Account Debtor which is an Affiliate or employee of the Borrower;

               (h) except as provided in (j) below, as to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

               (i)   which is owed by an Account Debtor to  which
the Borrower is indebted in any way (including any indebtedness arising from damage to the Account Debtor's goods during shipment) or which is subject to any right of setoff or recoupment by the Account Debtor, unless (i) the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim; provided, however, notwithstanding the foregoing, an Account shall not be considered ineligible if it is subject to a right of setoff which right arises in the ordinary course of business from a transaction not related to the Account ("Eligible Setoff Account"); provided, further, however that an Eligible Setoff Account shall nevertheless be ineligible to the extent described above if (i) such an Account is owed by an Account Debtor which constitutes one of the fifteen largest Account Debtors of the Borrower, and (ii) the Borrower's obligations to such Account Debtor are greater than $50,000;

               (j) which is owed by the government of the United States of America or Canada, by any state, province, municipality, or other political subdivision of the United States of America or Canada, or by any department, agency, public corporation, or other instrumentality of any such entities, to the extent the Dollar amount of such Account, when added to the aggregate Dollar amount of all other Eligible Accounts owed by any of such entities, exceeds five percent (5%) of the aggregate Dollar amount of all other Eligible Accounts;

               (k) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that the Agent's Lien therein is not or cannot be perfected;

               (l)  which is an Interline Account;

               (m) which is evidenced by a promissory note or other instrument or by chattel paper;

               (n) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

               (o) which does not arise out of services being rendered in the ordinary course of the Borrower's freight carrier business;

               (p) arises out of a contract or order which, by its enforceable terms, forbids, restricts or makes void or unenforceable the granting of an Agent's Lien by the Borrower with respect to such Account;

               (q) which is not subject to a first priority and perfected Agent's Lien;

               (r) which has been classified by the Borrower as a "type 8 account" and represents a past due Account in dispute or subject to collection;

               (s) if the Agent believes in its reasonable credit judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay; or

               (t) which is owed by an Account Debtor which the Agent, in its reasonable credit judgment, otherwise deems to be uncreditworthy.

          If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Agent in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts. With respect to Accounts described in clauses
(a) and (e) above, the Agent's discretion to include such Accounts as Eligible Accounts shall not exceed $10,000,000 of such Accounts outstanding at any time unless otherwise authorized by the Majority Lenders.

          "Eligible Revenue Equipment" means Revenue Equipment upon which there exists a perfected, first priority Agent's Lien.

          "Eligible Revenue Equipment Value" means the orderly liquidation value of Eligible Revenue Equipment, based on the most recent appraisal conducted by an appraiser satisfactory to the Agent pursuant to Section 6.5, but adjusted for subsequent purchases, sales and other disposals according to the monthly reports received by the Agent pursuant to Section 6.7.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Compliance Reserve" means any reserves which the Agent, after the Closing Date, establishes in its reasonable commercial discretion from time to time for amounts that are reasonably likely to be expended by the Borrower in order for the Borrower and its operations and property to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws; provided, however, that for the purposes of calculating Availability, any Environmental Compliance Reserve amounts may be used to make Revolving Loans solely for the purpose of making the environmental expenditures described above.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

          "Environmental  Lien"  means a Lien  in  favor  of  any
Governmental   Authority  for  (1)  any   liability   under   any
Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Equipment" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including Revenue Equipment and other motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "ERISA"  means the Employee Retirement Income  Security
Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating  to  Section  412  of  the Code,  determined  after  the distribution of the common stock of the Borrower to the shareholders of the Former Parent).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization;
(d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

          "Event  of  Default"  has  the  meaning  specified   in
Section 11.1.

          "Exchange  Act"  means the Securities Exchange  Act  of
1934, and regulations promulgated thereunder.

          "Excluded Property" means Real Estate (and any fixtures and intangible property (such as permits, maintenance contracts, blueprints and designs) which are in each case directly and specifically related to the particular parcel of Real Estate if covered by a mortgage of such Real Estate), the Excluded Revenue Equipment and stock of Subsidiaries of the Borrower existing as of the Closing Date other than the 65% of the stock of Canadian Freightways Limited pledged to the Agent for the benefit of the Lenders pursuant to the Stock Pledge Agreement.

          "Excluded   Revenue   Equipment"  means   the   Revenue
Equipment listed on Schedule 8.31.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "Fee Letter" means the letter dated November 5, 1996 from BABC to the Former Parent reflecting certain fees owed to BABC in connection with this Agreement and the transactions contemplated hereby, and accepted by the Former Parent and the Borrower on that date.

          "Financial Statements" means, according to the context in which it is used, the financial statements referred to in
Section 8.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

          "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 1996.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Adjusted Net Earnings for such period, to
(b) the sum of the following: (i) total principal and interest payments made or required to be made (without duplication) during such period by the Parent, the Borrower and their Subsidiaries on Debt for Borrowed Money plus any Letter of Credit Fees during such period, (ii) Capital Expenditures net of asset sales and
(iii) accrued income taxes during such period.

          "Form 10" means the Registration Statement on Form 10 (including the information Statement on Form 14C included therein at the time of its effectiveness) filed by Borrower with the Securities and Exchange Commission ("SEC") and declared effective by the SEC on November 7, 1996.

          "Former  Parent"  means Consolidated Freightways,  Inc.
which may in the future be renamed CNF Transportation, Inc.

          "Former Parent Obligations" has the meaning set forth in Section 8.32.

          "Funding Date" means the date on which a Borrowing occurs.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

          "General Intangibles" means all of the Borrower's now owned or hereafter arising, created or acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to
government,  and  any  corporation  or  other  entity  owned   or
controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor;
(b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services, but excluding the endorsement for collection of checks received in the ordinary course of business.

          "Included   Revenue   Equipment"  means   all   Revenue
Equipment other than Excluded Revenue Equipment.

          "Initial Funding Date" means the date on which the first Revolving Loan is made pursuant to this Agreement or the first Letter of Credit is issued pursuant to this Agreement, which date shall be substantially contemporaneous with the consummation of the Distribution.

          "Intercompany   Accounts"   means   all   assets    and
liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

          "Intercreditor    Agreement"   means    that    certain
Intercreditor  Agreement of even date herewith among  the  Former
Parent, certain of its Affiliates and the Agent.

          "Interest Period" means, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such Revolving Loan or on the Conversion/ Continuation Date on which the Revolving Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/ Continuation; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii)      no Interest Period shall extend  beyond
the Stated Termination Date.

          "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

          "Interline Accounts" means Accounts that are due from other freight carriers.

          "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other tangible personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in the Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

          "IRS"  means  the  Internal  Revenue  Service  and  any
Governmental  Authority  succeeding  to  any  of  its   principal
functions under the Code.

          "Landlord's Waiver" means an agreement substantially in the form of Exhibit E hereto (with such changes thereto as may be approved from time to time by the Agent) executed by a landlord of any premises leased by the Borrower.

          "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 7.2(f), the projections of the Borrower's financial condition, results of operations, and cash flow, dated September 9, 1996; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 7.2(f).

          "L/C  Issuer" means NationsBank of Texas, N.A.  or  any
Replacement   L/C   Issuer  pursuant   to   the   provisions   of
Section 2.3(k).

          "Leland" means Leland James Service Corporation, a wholly-owned Subsidiary of the Parent.

          "Leland Guaranty" means that certain Guaranty of even date herewith executed by Leland in favor of the Agent, the L/C
Issuer and the Lenders.

          "Leland Security Agreement" means that certain Security
Agreement  of  even  date herewith executed  by  Leland  securing
Leland's obligations to the Agent, the L/C Issuer and the Lenders under the Leland Guaranty.

          "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and BABC to the extent of any BABC Loan outstanding; provided that no such Agent Advance or BABC Loan shall be taken into account in determining any Lender's Pro Rata Share.

          "Letter  of  Credit"  has  the  meaning  specified   in
Section 2.3(a).

          "Letter  of  Credit Fee" has the meaning  specified  in
Section 3.6.

          "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Revolving Loans comprising part of the same
Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined by the Agent as follows:

          LIBOR                      Rate                       =
LIBOR
                 1.00 - Eurodollar Reserve Percentage

          Where,

                         "Eurodollar            Reserve
               Percentage"  means for any day  for  any
               Interest  Period  the  maximum   reserve
               percentage  (expressed  as  a   decimal,
               rounded  upward to the next  1/100th  of
               1%)  in  effect on such day (whether  or
               not  applicable  to  any  Lender)  under
               regulations issued from time to time  by
               the    Federal   Reserve    Board    for
               determining    the    maximum    reserve
               requirement  (including  any  emergency,
               supplemental  or other marginal  reserve
               requirement)     with     respect     to
               Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                         "LIBOR"  means  the  rate   of
               interest  per annum (rounded  upward  to
               the  next 1/16th of 1%) notified to  the
               Agent by Bank of America as the rate  of
               interest at which dollar deposits in the
               approximate amount of the Revolving Loan
               to be made or continued as, or converted
               into,  a LIBOR Revolving Loan and having
               a  maturity comparable to such  Interest
               Period  would  be  offered  by  Bank  of
               America's  applicable lending office  to
               major  banks  in  the London  eurodollar
               market   at  approximately  11:00   a.m.
               (London time) two Business Days prior to
               the   commencement  of   such   Interest
               Period.

          "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

          "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

          "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

          "Loan Documents" means this Agreement, the Intercreditor Agreement, the Patent and Trademark Agreements, the Parent Guaranty, the Parent Security Agreement, the Parent Pledge Agreement, the Stock Pledge Agreement, the Leland Guaranty, the Leland Security Agreement, the Blocked Account Agreement, the Post-Closing Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

          "Loan Parties" means, collectively, the Borrower, the Parent, Leland and all new domestic Subsidiaries which are formed pursuant to Section 9.19; and, individually, any of the foregoing
Persons.

          "Majority Lenders" means at anytime Lenders whose Pro Rata shares aggregate two-thirds (2/3) or more of the Commitments or, if no Commitments shall then be in effect, Lenders who hold two-thirds (2/3) or more of the aggregate principal amount of the Revolving Loans then outstanding.

          "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Collateral; (b) a material impairment of the ability of the Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any material provision of any Loan Document; provided, however, that the mere occurrence of a strike shall not in and of itself constitute a Material Adverse Effect, but the consequences of a strike may cause a Material Adverse Effect.

          "Maximum Rate" has the meaning specified in Section 3.3

          "Maximum Revolver Amount" means $100,000,000 as such amount may be reduced pursuant to Section 2.1(b).

          "Maximum Revolver Equipment Advance" means $75,000,000.

          "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five (5) plan years contributed to by the Borrower or any ERISA Affiliate.

          "NationsBank" means NationsBank of Texas, N.A.

          "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less: (a) sales, excise or similar taxes; (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed; (c) reserves, as determined by the Agent in the exercise of its reasonable credit judgment, relating to Canadian exchange rate translation adjustments;
(d) reserves, as determined by the Agent in the exercise of its reasonable credit judgment, to reflect the prebilled nature of the Accounts created by using the pick-up date as the invoice date rather than the delivery date; and (e) reserves, as determined by the Agent in the exercise of its reasonable credit judgment, relating to volume discounts, rebates, customer refunds, short-pays, unapplied cash, barter credits and any other adjustments regarding Accounts, as reflected on the Borrower's general ledger system.

          "Notice  of  Borrowing" has the  meaning  specified  in
Section 2.2(b).

          "Notice of Conversion/ Continuation" has the meaning specified in Section 3.2(b).

          "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent, the L/C Issuer and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent, the L/C Issuer and/or any Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Agent, the L/C Issuer and/or any Lender under or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter owing from the Borrower to the Agent, the L/C Issuer and Lenders arising from or related to ACH Transactions.

          "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Parent"    shall    mean   Consolidated    Freightways
Corporation, the sole shareholder of the Borrower.

          "Parent Guaranty" means that certain Guaranty of even date herewith executed by the Parent in favor of the Agent, the L/C Issuer and the Lenders.

          "Parent Pledge Agreement" means that certain Pledge Agreement of even date herewith pledging all stock of the Borrower and Leland to the Agent for the benefit of the Lenders to secure the obligations of the Parent under the Parent Guaranty.

          "Parent Security Agreement" means that certain Security
Agreement of even date herewith executed by the Parent securing the Parent's obligations under the Parent Guaranty.

          "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

          "Patent and Trademark Agreements" means (i) the Supplemental Security Agreement (Patents) and the Supplemental Security Agreement (Trademarks), each dated as of the date hereof, executed and delivered by the Borrower to the Agent to evidence and perfect the Agent's Liens in the Borrower's present and future patents, trademarks, and related licenses and rights and (ii) the Supplemental Security Agreement (Patents) and the Supplemental Security Agreement (Trademarks), each dated as of the date hereof, executed and delivered by the Parent to the Agent to evidence and perfect the liens granted to the Agent in the Parent's present and future patents, trademarks, and related licenses and rights.

          "Payment Account" means each blocked bank account established pursuant to Section 6.9, to which the funds of the Borrower (including, without limitation, proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.

          "PBGC"  means the Pension Benefit Guaranty  Corporation
or   any  Governmental  Authority  succeeding  to  the  functions thereof.

          "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any outstanding Notice(s) of Borrowing received by the Agent which have not yet been advanced.

          "Pension  Plan"  means a pension plan  (as  defined  in
Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Liens" means:

               (a)  Liens for taxes not delinquent;

               (b) statutory Liens for taxes in an amount not to exceed $5,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower's books and records and a stay of enforcement of any such Lien is in effect;

               (c)  the Agent's Liens;

               (d) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

               (e) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 9.1;

               (f) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's business;

               (g) judgment and other similar Liens arising in connection with court proceedings, provided that (A) the existence of such Liens is being contested in good faith and by proper proceedings diligently pursued, (B) reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (C) a stay of enforcement of any such Liens is in effect, (D) the priority of any such Liens is subordinate to that of the Agent's Liens, and (E) the existence of any judgment or court proceedings upon which such Liens are based does not otherwise constitute an Event of Default under this Agreement;

               (h)  Liens on Excluded Revenue Equipment;

               (i)   Liens  on  the  Real  Estate  described   in
Section 8.32 to the extent permitted pursuant to Section 8.32 and Excluded Property;

               (j) purchase money security interests of sellers or financing entities in connection with Capital Expenditures permitted under Section 9.21; and

               (k) Liens in existence on the date of this Agreement which are set forth in Schedule 8.12.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Prior  L/C  Issuer"  has  the  meaning  specified   in
Section 2.3(k).

          "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Proprietary Rights" means, with respect to a Person, all now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trade secrets, other proprietary information or materials, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and other intellectual property or proprietary rights and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing, in each case whether owned, licensed to, or otherwise held by such Person, whether now held or hereafter arising or acquired.

          "Real Estate" means all of the present and future interests of any Person, as owner, lessee, or otherwise, in real property, including, without limitation, any interest arising from an option to purchase or lease any such real property.

          "Reduction"    has    the    meaning    specified    in
Section 2.1(b).

          "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property in violation of any Environmental Law, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

          "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than fifty percent (50%) of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than fifty percent (50%) of the aggregate principal amount of the Revolving Loans then outstanding.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Replacement  L/C Issuer" has the meaning specified  in
Section 2.3(k).

          "Responsible Officer" means the chairman, the chief executive officer, the president, the chief financial officer, the treasurer and the controller of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, treasurer, assistant treasurer, controller, or director of financial accounting of the Borrower, or any other officer having substantially the same authority and responsibility.

          "Restricted Investment" means any acquisition of property by a Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) goods held for sale or lease or to be used by a Person in the ordinary course of business; (b) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of a Person; and (c) other investments, so long as any such investment is materially consistent with the Borrower's investment policy guidelines as approved from time to time by the Board of Directors of the Borrower (a copy of the version of such guidelines as of the date of this Agreement having been delivered to each Lender); provided, that any change from the guidelines previously submitted to the Lenders shall be submitted to the Agent for review and approval and shall not materially adversely affect the Lenders.

          "Restricted Payments" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

          "Revenue  Equipment"  means  Equipment  owned  by   the
Borrower covered by a certificate of title, which Equipment is utilized in the ordinary course of the Borrower's business.

          "Revenue Equipment Advance Rate" means seventy-five percent (75%), provided, however, that the Revenue Equipment Advance Rate shall be reduced to sixty-five percent (65%) on the first Anniversary Date and to fifty-five percent (55%) on the second Anniversary Date, and provided, further, that so long as no Default or Event of Default exists, upon receipt by the Agent of a new appraisal pursuant to Section 6.5 establishing a new Appraised Value of the Revenue Equipment, the Revenue Equipment Advance Rate shall be restored to seventy-five percent (75%), with such Revenue Equipment Advance Rate thereafter being reduced to sixty-five percent (65%) and fifty-five percent (55%), respectively, on the first and second anniversary dates of the updated Appraised Value of the Revenue Equipment.

          "Revolving   Loans"  has  the  meaning   specified   in
Section 2.2.

          "Solvent" means when used with respect to any Person that (a) the fair value of all its assets is in excess of the total amount of its debts (including contingent liabilities);
(b) it is able to pay its debts as they mature; (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (d) it is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code.

          "Stock Pledge Agreement" means that certain Supplemental Security Agreement (Stock Pledge) executed by the Borrower in favor of the Agent for the benefit of the Lenders, confirming the pledge of 65% of the stock of Canadian Freightways.

          "Stated Termination Date" means January 2, 2000.

          "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of any of the Loan Parties.

          "Supporting Letter of Credit" has the meaning set forth in Section 2.3(j).

          "Surviving Indemnities" means any Obligations in the nature of an indemnity or hold harmless by the Borrower or any other Loan Party in favor of the Agent, the L/C Issuer and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, which by its terms survives the latest of (the "Cut-off Date"):

               (i)  the termination of this Agreement,

               (ii) cancellation of all Letters of Credit, and

               (iii)      the payment of all principal, interest,
                    prepayment penalties, fees and all other Obligations (not in the nature of an indemnity or hold harmless) due at the time of such payment under this Agreement and the Loan Documents;

provided that there shall be excluded from such indemnity or hold harmless Obligations all amounts that are due and payable thereunder upon the Cutoff Date.

          "Synthetic Leases" means (i) generally, a lease (and related documents) entered into in connection with the financing of equipment which qualifies as an operating lease for accounting purposes but which permits the lessee to be treated as the owner of the equipment for tax purposes, and (ii) specifically, each of the synthetic leases described in the following sentence. As of the date of this Agreement, (x) Borrower is the lessee under a synthetic lease entered into on or about December 22, 1995 with ABN AMRO Bank N.V. as agent and (y) Borrower, together with certain Subsidiaries of Former Parent, are lessees under a synthetic lease entered into on or about September 30, 1994 with BankAmerica Leasing & Capital Corp. as agent.

          "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the L/C Issuer and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, the L/C Issuer or the Agent, as the case may be, is organized or maintains a lending office.

          "Termination  Date"  means the  earliest  to  occur  of
(i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

          "Total   Facility"   has  the  meaning   specified   in
Section 2.1(a).

          "Transition  Agreements" mean those certain "Transition
Documents" as defined in the Form 10.

          "Triggering Event" means the occurrence of any one of the following events: (a) an Event of Default, (b) Availability is $50,000,000 or less, (c) the average daily Dollar amount of Revolving Loans outstanding for the immediately preceding thirty
(30) day period exceeds $15,000,000, or (d) the aggregate Dollar amount of Revolving Loans outstanding on any date exceeds $25,000,000.

          "UCC" means the Uniform Commercial Code (or any successor statute) of the State of California or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

          "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year except for a Multi-employer Plan it means the share of unfunded vested benefits allocable to the Borrower and its ERISA Affiliates.

          "Unrelated Person" means any Person other than (a) a Subsidiary of the Parent or (b) an employee stock ownership plan or other employee benefit plan covering the employees of the Parent or its Subsidiaries.

          "Unused Letter of Credit Facility" means an amount equal to $150,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit, as such amount may be adjusted pursuant to
Section 2.1(b).

          "Unused   Line  Fee"  has  the  meaning  specified   in
Section 3.5.

     1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

     1.4  Other Interpretive Provisions.

          (a) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (b)   (i)   The term "documents" includes any  and  all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the L/C Issuer, the Lenders, each Loan Party and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders, the L/C Issuer or the Agent merely because of the Agent's, the L/C Issuer's or Lenders' involvement in their preparation.

                            ARTICLE 2

                   LOANS AND LETTERS OF CREDIT

     2.1  Credit Facility.

          (a) Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $225,000,000 (as such amount may be reduced from time to time pursuant to
Section 2.1(b), the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total
Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit, as described in Sections 2.2 and 2.3.

          (b) Permanent Reductions. The Borrower shall have the right, at any time from time to time, without premium or penalty, to permanently reduce the Total Facility and the Commitments (each a "Reduction"), and the Commitment of each Lender shall be reduced by its Pro Rata Share of each Reduction, if all of the following conditions are met as to each requested Reduction:

               (i) The Borrower shall give the Agent at least five (5) days' prior written notice of the requested
     Reduction;

               (ii) The aggregate amount of such Reduction and all prior Reductions shall not exceed $25,000,000;

               (iii)      Each requested Reduction must be in  an
     amount not less than $5,000,000 or that is an integral multiple of $5,000,000 in excess thereof;

               (iv) The requested Reduction shall not cause the Availability to be exceeded;

               (v) The amount of each requested Reduction shall be applied at the option of the Borrower (as designated to the Agent in the written notice required under clause (i) above) to reduce (A) the Maximum Revolver Amount, (B) the Unused Letter of Credit Facility, or (C) any combination thereof, provided, that, each Reduction in (A) or (B) shall:
     (x) be in an amount of $5,000,000 or an integral multiple thereof, (y) not cause the Maximum Revolver Amount, if so reduced, to be less than the sum of the unpaid balance of all Revolving Loans at such time and the aggregate amount of Pending Loans at such time; and (z) not cause the Unused Letter of Credit Facility, if so reduced, to be less than the sum of the aggregate undrawn amount of all letters of credit at such time and the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit at such time.

     2.2  Revolving Loans.

          (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon the Borrower's request from time to time on any Business Day during the period from the Initial Funding Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower, in amounts not to exceed (except for BABC with respect to BABC Loans or Agent Advances) such Lender's Pro Rata Share of the lesser of (i) the Maximum
Revolver Amount and (ii) the Availability. All of the Lenders acting in concert, however, in their discretion, may elect to make Revolving Loans in excess of the Maximum Revolver Amount or the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Availability or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceeds the Availability (with Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero) or if the Revolving Loans exceed the Maximum Revolver Amount, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of
Section 2.2(i).

          (b)  Procedure for Borrowing.

               (1) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing substantially in the form of Exhibit B (each, a "Notice of Borrowing") (which must be received by the Agent prior to 10:00 a.m. (Pacific time) (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans and (ii) no later than 10:00 a.m. (Pacific time) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:

                    (A) the amount of the Borrowing (which shall be in an amount not less than $2,000,000 or that is in an integral multiple of $1,000,000 in excess thereof in the case of LIBOR Revolving Loans);

                    (B)   the requested Funding Date, which shall
     be a Business Day;

                    (C)   whether  the Revolving Loans  requested
     are  to  be  Base  Rate Revolving Loans or  LIBOR  Revolving
     Loans; and

                    (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Revolving Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Initial Funding Date, such Borrowings will consist of Base
Rate Revolving Loans only.

               (2) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

          (c) Reliance upon Authority. On or prior to the Initial Funding Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Agent a writing setting forth (i) the account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the persons authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Agent with a specimen signature of each such person. The Agent shall be entitled to rely conclusively on such officer's authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

          (d) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this
Section 2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein. Notwithstanding any provision in this Agreement to the contrary, the aggregate amount of all BABC Loans at any time outstanding shall not exceed $10,000,000.

          (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to
Section 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

          (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to
Section 2.2(h), or if the requested borrowing is for a LIBOR Revolving Loan, the Agent shall elect to have the terms of
Section 2.2(g) apply to such requested Borrowing.

          (g)  Making of Revolving Loans.

               (i) In the event that the Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to
Section 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 p.m., (Pacific time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall use its best efforts to make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date, no later than 2:00 p.m. (Pacific time), by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrower, designated in writing by the Borrower and acceptable to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event result in (i) the Maximum Revolver Amount or (ii) the Availability being exceeded on such date.

               (ii) Unless the Agent receives notice from a Lender on or prior to the Initial Funding Date or, with respect to any Borrowing after the Initial Funding Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

               (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a
Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the applicable Interest Rate and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee, the Letter of Credit Fee or any early termination fee under Section 4.2 and (B) the Unused Line Fee, the Letter of Credit Fee and any such early termination fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of outstanding Revolving Loans and the undrawn face amount of all outstanding Letters of Credit. This section shall remain effective with respect to such Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

          (h)  Making of BABC Loans.

               (i)   In the event the Agent shall elect, with the
consent of BABC, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this
Section 2.2(h) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower and acceptable to the Agent. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or
more  of  the  applicable  conditions  precedent  set  forth   in
Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would result in (A) the Maximum Revolver Amount or (B) the Availability being exceeded on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Availability of the Borrower on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

               (ii) The BABC Loans shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time (including, without limitation, the Interest Rate increase specified in clause (A) of the proviso to Section 3.1(a) as to any BABC Loan made under the circumstances described in such clause).

          (i)  Agent Advances.

               (i)   Subject to the limitations set forth in  the
provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization contained in this
Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof; provided, further, that Agent Advances made in excess of the Availability or the Maximum Revolver Amount shall be made to preserve or protect the Collateral and shall not exceed $5,000,000 in the aggregate outstanding at any time or result in the Total Facility being exceeded.

               (ii) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

          (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 10:00 a.m. (Pacific time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (Pacific time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

               (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

               (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

               (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's Pro Rata Share of the Revolving Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

          (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

          (l) Lenders' Failure to Perform. All Revolving Loans (other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

     2.3  Letters of Credit.

          (a) Agreement to Issue. Subject to the terms and conditions of this Agreement and such other documents as may be required under Section 2.3(c)(1), and in reliance upon the representations and warranties of the Borrower herein set forth, the L/C Issuer agrees to issue one or more stand-by or documentary letters of credit (each such letter of credit, a "Letter of Credit" and such letters of credit, collectively, the "Letters of Credit") in accordance with this Section 2.3 from time to time during the term of this Agreement. Notwithstanding anything in this Agreement to the contrary, only the L/C Issuer has any obligation to issue Letters of Credit.

          (b) Amounts; Outside Expiration Date. The L/C Issuer shall not have any obligation to issue any Letter of Credit at any time: (1) if the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Facility at such time; (2) if the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability at such time; or (3) if the expiration date of the requested Letter of Credit is later than five (5) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance.

          (c)   Other  Conditions.   The obligation  of  the  L/C
Issuer  to issue any Letter of Credit is subject to the following
conditions   precedent  having  been  satisfied   in   a   manner
satisfactory to the Agent and the L/C Issuer:

               (1) The satisfaction of the applicable conditions precedent contained in Article 10;

               (2) The Borrower shall have delivered to the L/C Issuer, at such times and in such manner as the L/C Issuer may prescribe, an application in form and substance satisfactory to the L/C Issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof (including reimbursement documentation) and the form and terms of the proposed Letter of Credit and such other documentation shall be satisfactory to the Agent and the L/C Issuer; and

               (3) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the L/C Issuer from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to the L/C Issuer and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

In the event of any conflict between the terms and provisions of this Agreement and any other agreement relating to the issuance of Letters of Credit, the terms and provisions of this Agreement shall control.

          (d)  Issuance of Letters of Credit.

               (1) Request for Issuance. The Borrower shall give each of the Agent and the L/C Issuer two (2) Business Days' prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business
Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the L/C Issuer is requested to issue.

               (2)  Responsibilities of the Agent; Issuance.  The
Agent shall determine (such determination being subject to verification by the L/C Issuer) as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.3(d)(1), (i) the amount of the applicable Unused Letter of Credit Facility and (ii) the Availability of the Borrower as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Facility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability of the Borrower, the Agent shall notify the L/C Issuer to such effect and, subject to satisfaction of all other conditions for issuance thereof, the L/C Issuer shall issue the requested Letter of Credit on such requested effective date of issuance.

               (3) Notice of Issuance. Promptly after the issuance of any Letter of Credit by the L/C Issuer, the L/C Issuer shall give notice to the Agent of the issuance of such Letter of Credit and the Agent shall in turn give such notice to the Lenders.

               (4)   No  Extensions or Amendment.  The L/C Issuer
shall not be obligated to extend or amend any outstanding Letter of Credit unless the requirements of this Section 2.3(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent and the L/C Issuer, not less than 30 days prior to the last date on which the L/C Issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 2.3 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

          (e)  Payments Pursuant to Letters of Credit.

               (1) Payment of Letter of Credit Obligations. The Borrower agrees to reimburse the L/C Issuer for any draw under any Letter of Credit immediately upon demand, and to pay the L/C Issuer the amount of all other obligations and other amounts payable to the L/C Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the L/C Issuer or any other Person.

               (2)   Revolving  Loans  to  Satisfy  Reimbursement
Obligations. In the event that the L/C Issuer honors a draw under such Letter of Credit and the Borrower shall not have repaid such amount to the L/C Issuer pursuant to
Section 2.3(e)(1), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of such L/C Issuer, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 11:00 a.m. (Pacific time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the Borrower pursuant to Section 2.2 as set forth in Section 4.4 and to have satisfied the reimbursement obligations relating to the draw under such Letter of Credit, notwithstanding any failure of conditions precedent to the making of Revolving Loans, including Availability.

          (f)  Participations.

               (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with
Section 2.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

               (2) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to
Section 2.3(e)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 10:00 a.m. (Pacific time) on such Business Day and otherwise on the next succeeding Business Day.

               (3)   Documentation.   Upon  the  request  of  any
Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

               (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrower to make payments to the L/C Issuer or to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                    (i)   any  lack of validity or enforceability
of this Agreement or any of the other Loan Documents;

                    (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the L/C Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                    (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv)  the  surrender  or  impairment  of  any
security for the performance or observance of any of the terms of any of the Loan Documents; or

                    (v)   the occurrence of any Default or  Event
of Default.

          (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the L/C Issuer or the Agent with respect to any Letter of Credit (or any guaranty by the Borrower or reimbursement obligation of the Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from the L/C Issuer or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the L/C Issuer or the Agent, pay to the Agent for the account of the L/C Issuer or the Lenders, as the case may be, their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the L/C Issuer or the Agent upon the amount required to be repaid by it.

          (h)  Compensation for Letters of Credit.

               (1) Letter of Credit Fee. The Borrower agrees to pay to the Agent with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in and in accordance with the terms of, Section 3.6.

               (2) Issuer Fees and Charges. The Borrower shall pay monthly in arrears on the last Business Day of the month, from the date of the issuance of any Letter of Credit, to the L/C Issuer or to the Agent solely for the account of the L/C Issuer, a fronting fee in the amount of one-eighth percent (0.125%) per annum of the face amount of such Letter of Credit (so long as NationsBank is the L/C Issuer, and such other percentage as may be agreed to between the Borrower and any subsequent L/C Issuer), taking into account increases and reductions as specified in such Letter of Credit, and other charges as are charged by such L/C Issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

          (i)  Indemnification; Exoneration; Power of Attorney.

               (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the L/C Issuer, the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the L/C Issuer or any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The Lenders shall indemnify the L/C Issuer upon demand (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against all such claims, demands, liabilities, damages, losses, costs, charges and expenses which the L/C Issuer may incur or be subject to as described in the preceding sentence. The agreement in this Section 2.3(i)(1) shall survive payments of all Obligations.

               (2) Assumption of Risk by the Borrower. As among the Borrower, the L/C Issuer, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;
(D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof;
(G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(H) any consequences arising from causes beyond the control of the L/C Issuer, the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the L/C Issuer, the Agent or any Lender under this Section 2.3(i).

               (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the L/C Issuer, the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the L/C Issuer, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

               (4) Account Party. The Borrower hereby authorizes and directs the L/C Issuer to name the Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the L/C Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

               (5) Nonwaiver. Notwithstanding any other provision of this Section 2.3, the Borrower does not waive any claim it may have against the L/C Issuer as a result of the gross negligence or willful misconduct of the L/C Issuer in honoring a draw under a Letter of Credit if the draw does not substantially comply with the terms of the Letter of Credit.

          (j) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.3(b) and
Section 12.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding. In the event an Event of Default occurs and is continuing, the Borrower agrees to cash collateralize outstanding letters of credit ("Designated Cash Collateral") by means of making Revolving Loans or otherwise but the Lenders are under no obligation to make Revolving Loans in excess of the Maximum Revolver Amount or the Availability.

          (k) Replacement of L/C Issuer. If the credit rating of the L/C Issuer falls below A2 as rated by Moody's Investors Services, Inc., then the Borrower may as its option at any time thereafter replace the then current L/C Issuer (the "Prior L/C Issuer") with a new L/C Issuer (the "Replacement L/C Issuer") reasonably satisfactory to the Agent. From and after the time of the appointment of the Replacement L/C Issuer, all Letters of Credit will be issued by the Replacement L/C Issuer. At the
Borrower's option and subject to any necessary consent of the beneficiaries, previously issued Letters of Credit will be re-issued by the Replacement L/C Issuer on a case by case basis. Each of the Prior L/C Issuer and the Replacement L/C Issuer shall have all of the rights of the L/C issuer hereunder with respect to the respective Letters of Credit issued by it.

     2.4 Automated Clearing House Transfers and Overdrafts. The Borrower may request and the Agent may, in its sole and absolute discretion, arrange for the Borrower to obtain from Bank of America ACH Transactions. The Borrower agrees to indemnify and hold the Agent and the Lenders harmless from all losses, liabilities, costs, expenses and claims incurred by the Agent and Lenders arising from or related to such ACH Transactions. The Borrower acknowledges and agrees that the obtaining of ACH Transactions from Bank of America (a) is in the sole and absolute discretion of Bank of America, (b) is subject to all rules and regulations of Bank of America, and (c) is due to Bank of America relying on the indemnity of the Agent and the Lenders to Bank of America with respect to all risks of loss associated with the ACH Transactions.

     2.5 Purpose The proceeds of all Revolving Loans shall be utilized by the Borrower solely for the purposes of meeting the Borrower's ongoing working capital needs, and for general business purposes (including, but not limited to, the making of Capital Expenditures permitted under Section 9.21).

                            ARTICLE 3

                        INTEREST AND FEES

     3.1 Interest.

          (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and clauses (i) or (ii) of the fourth sentence of this
Section 3.1(a), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of
Section 3.2, any of the Revolving Loans may be converted into, or continued as, Base Rate Revolving Loans or LIBOR Revolving Loans in the manner provided in Section 3.2. If at any time Revolving Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Revolving Loans shall be Base Rate Revolving Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows: (i) for all Base Rate Revolving Loans and other Obligations (other than LIBOR Revolving Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin, and (ii) for all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin; provided, however, that

               (A) In the event that that the sum of outstanding Letters of Credit and outstanding Revolving Loans exceeds $150,000,000, the amount by which the Revolving Loans, when added to the outstanding Letters of Credit, exceeds $150,000,000 shall bear interest at the Interest Rate otherwise applicable to such Revolving Loans plus one-quarter of one percent (0.25%); and

               (B) In the event that the Adjusted Net Earnings for the fiscal year ending on December 31, 1997 exceeds
$53,000,000  and  no  Event  of  Default  has  occurred  and   is
continuing, the Interest Rate on all Revolving Loans shall decrease by one-quarter of one percent (0.25%) from the Interest Rate otherwise applicable to such Revolving Loans effective as of the first day of the month following receipt by the Agent of the certified audited financial statements reflecting such Adjusted Net Earnings (except that if such decrease was not made because of an Event of Default, then upon the curing thereof, and provided that the other requirements of this clause (B) remain satisfied, the decrease shall be made effective as of the first day of the month following the curing of the Event of Default); and

               (C) In the event that the Adjusted Net Earnings for the fiscal year ending on December 31, 1997 is less than $44,000,000, the Interest Rate on all Revolving Loans shall increase by one-quarter of one percent (0.25%) from the Interest Rate otherwise applicable to such Revolving Loans effective as of the first day of the month following receipt of the certified audited financial statements reflecting such Adjusted Net Earnings.

Each  change in the Base Rate shall be reflected in the  interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Revolving Loans will be payable in arrears on the first day of each month hereafter.

          (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

     3.2  Conversion and Continuation Elections.

          (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with Section 3.2(b):

               (i) elect, as of any Business Day, in the case of Base Rate Revolving Loans to convert any such Revolving Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Revolving Loans; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Revolving Loans shall automatically convert into Base Rate Revolving Loans, and on and after such date the right of the Borrower to continue such Revolving Loans as, and convert such Revolving Loans into, LIBOR Revolving Loans, as the case may be, shall terminate.

          (b) The Borrower shall deliver a notice of conversion/continuation substantially in the form of Exhibit C (each a "Notice of Conversion/Continuation") to be received by the Agent not later than 11:00 a.m. (Pacific time) at least three (3) Business Days in advance of the Conversion/
Continuation Date, if the Revolving Loans are to be converted into or continued as LIBOR Revolving Loans and specifying:

               (i)  the proposed Conversion/ Continuation Date;

               (ii) the aggregate amount of Revolving Loans to be converted or renewed;

               (iii)      the  type of Revolving Loans  resulting
     from the proposed conversion or continuation; and

               (iv)   the  duration  of  the  requested  Interest
     Period.

          (c) If upon the expiration of any Interest Period applicable to LIBOR Revolving Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Revolving Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/ Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Lender.

          (e) During the existence of a Default or Event of Default, the Borrower may not elect to have a Revolving Loan converted into or continued as a LIBOR Revolving Loan.

          (f)    After   giving  effect  to  any  conversion   or
continuation of Revolving Loans, there may not be more than six (6) different Interest Periods in effect.

     3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of
(a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect, over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

     3.4 Closing Fee. The Borrower agrees to pay the Agent on the Initial Funding Date a closing fee (the "Closing Fee") in the following amounts and to be ratably applied as indicated:

          (a)   $125,000  to  BABC, $93,750  to  NationsBank  and
$62,500 to Caisse Nationale de Credit Agricole; and

          (b) $1,125,000 for the ratable account of the Lenders according to their Commitments.

The Closing Fee shall be fully earned by the Lenders on the Initial Funding Date. The Agent, the Lenders and the Borrower agree that the Closing Fee, unless paid in cash on the Initial Funding Date, shall be financed by the Lenders as a Revolving Loan.

     3.5 Unused Line Fee. Until the Obligations have been paid in full and the Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee (the "Unused Line Fee") equal to three-eighths percent (0.375%) per annum on the average daily amount by which the Total Facility exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed from the Initial Funding Date on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the unused line fee pursuant to this Section 3.5.

     3.6 Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to one and three-eighths percent (1.375%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrower's account at the Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit; provided, however, that the Letter of Credit Fee set forth above shall be modified in certain circumstances as follows: (a) in the event that the Adjusted Net Earnings for the fiscal year ending on December 31, 1997 exceeds $53,000,000 and no Event of Default has occurred and is continuing, then as of the first day of the month following receipt by the Agent of the Borrower's certified audited financial statements the Letter of Credit Fee shall be reduced by one-quarter of one percent (0.25%); and (b) in the event that the Adjusted Net Earnings for the fiscal year ending on December 31, 1997 is less than $44,000,000, then as of the first day of the month following receipt by the Agent of the Borrower's certified audited financial statements the Letter of Credit Fee shall be increased by one-quarter of one percent (0.25%). If a decrease under clause (a) of the above proviso was not made because of an Event of Default, then upon the curing thereof (and provided that the other requirements of clause (a) remain satisfied), the decrease shall be made effective as of the first day of the month following the curing of the Event of Default. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     3.7 Other Fees. The Borrower agrees to pay to the Agent for its own account any and all fees set forth in the Fee Letter between the Borrower and the Agent.

                            ARTICLE 4

                    PAYMENTS AND PREPAYMENTS

     4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower promises to pay to the Agent for account of the Lenders the amounts described in Section 5.3. In addition, and without limiting the generality of the foregoing, upon demand the Borrower promises to pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceed the lesser of (i) the Maximum Revolver Amount and (ii) the Borrower's Availability (with Availability for this purpose calculated as if there were no outstanding Revolving Loans or Letters of Credit).

     4.2 Termination of Facility. The Borrower may terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of all other Obligations together with accrued interest thereon, and (d) with respect to any LIBOR Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.5. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 11.2, the Borrower shall pay to the Agent, for the account of the Lenders in accordance with each Lender's Pro Rata Share, an early termination fee determined in accordance with the following table:

                 Period during which               Early
                  early termination             Termination
                       occurs                       Fee
                On or prior to the                $750,000
                First Anniversary
                Date

                After the First                   $500,000
                Anniversary Date but
                on or prior to the
                Second Anniversary
                Date

                After the Second                  $250,000
                Anniversary Date but
                on or before the
                Third Anniversary
                Date

Notwithstanding the foregoing, in the event that all Obligations under this Agreement are refinanced pursuant to a credit facility agented by Bank of America or any of its Affiliates after the first Anniversary Date, then (a) the above referenced applicable termination fee shall be reduced by one-third, and (b) the termination fee, as so reduced, shall be payable to the Lenders other than BABC. If at such time BABC does not then hold at least one-third of the Commitments, then assignees of BABC which purchased Commitments from BABC at such time as BABC no longer held at least one-third of the Commitments or which purchase resulted in BABC holding less than one-third of the Commitments (but only to the extent of such assignment reducing BABC's Commitments below one-third of the Commitments) shall not share in the termination fee. In addition, in the event that all Obligations under this Agreement are refinanced pursuant to a credit facility agented or participated in by NationsBank or any of its Affiliates after the first Anniversary Date, then NationsBank shall waive any portion of the termination fee otherwise payable to NationsBank.

     4.3  Payments by the Borrower.

          (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth on the signature page hereto (as it may be changed pursuant to a notice given in accordance with
Section 15.8), and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Pacific time) on the date specified herein. Any payment received by the Agent later than 1:00 p.m. (Pacific time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     4.4 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, premiums and other sums payable hereunder, including all reimbursement for expenses and fees pursuant to this Agreement may, at the option of the Agent, in its sole discretion, subject only to the terms of this Agreement, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.4. The Borrower hereby irrevocably authorizes the Agent for the purpose of paying any principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable, and agrees that all such amounts charged shall constitute Revolving Loans (including BABC Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by the Borrower pursuant to Section 2.2; provided, however, so long as funds in the Payment Account are not being transferred to the Agent as a result of the occurrence of a Triggering Event, the Agent agrees to advise the Borrower (i) of the interest and fees due by 10:00 a.m. (Pacific time) of the date due, and if paid by 1:00 p.m. (Pacific time) on such day, such interest and fees will not be charged to the Loan Account and (ii) of other amounts due pursuant to the Agreement and if paid within a reasonable period of time such amounts will not be charged to the Loan Account.

     4.5 Apportionment, Application and Reversal of Payments. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of
Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements including any amounts relating to ACH Transactions then due to the Agent from the Borrower (provided, however, that the amount of ACH Transactions shall not exceed $1,000,000); second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including BABC Loans and Agent Advances, and to pay interest and any fees then due to the L/C Issuer in respect of Letters of Credit; fourth, to pay or prepay principal of the BABC Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than BABC Loans and Agent Advances) and unpaid reimbursement obligations owing to the Lenders in respect of Letters of Credit; and sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower, including any unpaid amounts owing for ACH Transactions. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

     4.6 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrower shall be liable to pay to the Agent, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this
Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

     4.7 Agent's and Lenders' Books and Records; Monthly Statements. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                            ARTICLE 5

             TAXES, YIELD PROTECTION AND ILLEGALITY

     5.1  Taxes.

          (a) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

          (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

               (i)   the  sum  payable  shall  be  increased   as
necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) the Borrower shall make such deductions and withholdings;

               (iii)      the Borrower shall pay the full  amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender. Borrower shall have no obligation to pay additional amounts pursuant to this Section 5.1 which are owing on account of such Lender's failure to comply with its obligations under Section 14.10.

     5.2  Illegality.

          (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law (in each case after the date of this Agreement), has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Revolving Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Revolving Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any LIBOR Revolving Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Revolving Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.3, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Revolving Loan. If the Borrower is required to so prepay any LIBOR Revolving Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan.

     5.3  Increased Costs and Reduction of Return.

          (a)   If  any  Lender determines that,  due  to  either
(i) the introduction of or any change in the interpretation of any law or regulation (in each case after the date of this Agreement) or (ii) the compliance by that Lender with any guideline or request (in each case after the date of this Agreement) from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
(iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation (in each case after the date of this Agreement), affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

     5.4 Replacement of Lender in Event of Adverse Condition. In the event that any Lender has notified the Borrower that circumstances exist which would cause the Borrower to become obligated to pay or the Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 5.1, 5.2, or 5.3 as a result of any condition described in any such Section, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the circumstances described in such notice or the conditions creating the cause for such obligation to pay such additional amounts, as the case may be, during the ninety (90) day period beginning on the date any such notice was given, the Borrower may designate another financial institution which is reasonably acceptable to the Agent to purchase the Revolving Loans of such Lender and such Lender's interest in Letters of Credit and such Lender's rights hereunder and assume such Lender's obligations hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Revolving Loans payable to such Lender plus any accrued but unpaid interest on such Revolving Loans and accrued but unpaid Unused Line Fees in respect of that Lender's Commitment and accrued but unpaid Letter of Credit Fees and upon such purchase and the payment of the additional amounts described above and all other Obligations owing to such Lender, such Lender shall no longer be a party hereto or have any rights hereunder, and the financial institution replacing such Lender shall succeed to the rights of such Lender hereunder.

     5.5   Funding  Losses.   The Borrower shall  reimburse  each
Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Revolving Loan;

          (b) the failure of the Borrower to borrow, continue or convert a Revolving Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Revolving Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained.

     5.6 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to the Lenders of funding such LIBOR Revolving Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Revolving Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Revolving Loans shall be made, converted or continued as Base Rate Revolving Loans instead of LIBOR Revolving Loans.

     5.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     5.8   Survival.   The  agreements  and  obligations  of  the
Borrower in this Article 5 shall survive the payment of all other
Obligations.

                            ARTICLE 6

                           COLLATERAL

     6.1  Grant of Security Interest.

          (a) As security for all present and future Obligations, the Borrower hereby grants to the Agent, for the ratable benefit of the Agent, the L/C Issuer and the Lenders, a continuing security interest in, lien on, assignment of, and right of set-off against, all Property (other than Excluded Property) in which the Borrower now or hereafter has rights, regardless of where located, including, without limitation, the following (in all cases excluding Excluded Property):

               (i)  all Accounts;

               (ii) all Inventory;

               (iii)      all contract rights, letters of credit,
Assigned Contracts, chattel paper, instruments, fixtures (other than fixtures relating to Real Estate listed in Schedule 8.32), documents, and documents of title;

               (iv) all General Intangibles;

               (v)  all Equipment;

               (vi) all money, securities, investment property and other property of any kind of the Borrower in the possession or under the control of the Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

               (vii)       all  deposit  accounts,  credits   and
balances with and other claims against the Agent or any Lender or any of its affiliates or any other financial institution in which the Borrower maintains deposits;

               (viii) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

               (ix) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, and all other property of the Borrower in which the Agent, the L/C Issuer or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

          (b) All of the Obligations shall be secured by all of the Collateral. The Agent may, subject to the provisions of Articles 13 and 14, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Agent may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Agent's or any Lender's right to take any other action with respect to any other Collateral.

     6.2  Perfection and Protection of Security Interests.

          (a) The Borrower shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation: (i) executing, delivering and/or filing and recording of the Patent and Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent;
(ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect any security interest therein, duly pledged, endorsed or assigned to the Agent without restriction;
(iii) delivering to the Agent all letters of credit on which the Borrower is named beneficiary; and (iv) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without the Borrower's signature, one or more financing statements disclosing the Agent's Liens. If for any reason the Borrower fails to execute upon the request of the Agent any financing statement, the Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          (b) Without limiting the generality of the provisions of Section 6.2(a) the Borrower shall: (i) register ownership of goods covered by a certificate of title owned by the Borrower in the name of the Borrower, (ii) hold certificates of title relating to Included Revenue Equipment, for the benefit of the Agent, the L/C Issuer and the Lenders, (iii) process each such certificate of title, including responding to correspondence and follow-up with the department of motor vehicles or other appropriate Governmental Authority, to obtain a notation of the security interest of the Agent on each certificate of title relating to Included Revenue Equipment, and (iv) deliver such certificates to the Agent. Subject to the limitations set forth in Section 6.10(d), at the Borrowers request, but no more frequently than three times a month, the Agent shall redeliver to the Borrower certificates in its possession relating to the related Revenue Equipment sold or otherwise disposed of by the Borrower, along with appropriate documentation to release the Agent's Lien; provided, that the Agent shall make a good faith effort to accommodate additional requests for releases of certificates in the Agent's possession from time to time in response to any urgent business need of the Borrower. The Borrower shall process all requests for registration of ownership, and all applications for notation of the security interest in favor of the Agent in all Included Revenue Equipment promptly, and in any event within five (5) Business Days of the date any such Included Revenue Equipment is registered or licensed. The Borrower shall respond to all communications which could affect the Agent's Lien in any such Included Revenue Equipment promptly, and in any event shall provide copies of all such correspondence, excluding routine correspondence relating to purchases and sales of Included Revenue Equipment, to the Agent promptly after receipt by the Borrower and concurrently with transmission of any response or correspondence prepared by the Borrower.

          (c) The Borrower shall use its best efforts to obtain as promptly as possible a valid, binding and enforceable Landlord's Waiver from each Person which leases Real Estate to the Borrower. In any event, not more than 90 days after the Closing Date, the Borrower shall have delivered valid, binding and enforceable Landlord's Waivers to the Agent with respect to not less than the lesser of 80% of the number of doors covered by the leases listed on Schedule 8.12 or 75% of the leases listed on
Schedule 8.12.

          (d) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Agent thereof and shall notify such Person of the Agent's security interest in such Collateral and, upon the Agent's request, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions.

          (e) From time to time, the Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to the Borrower, but the Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations (other than Surviving Indemnities) have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

     6.3 Location of Collateral. The Borrower represents and warrants to the Agent and the Lenders that: (a) Schedule 8.12 is a correct and complete list of the Borrower's chief executive office, the location of its books and records, and the locations of all of its other places of business; and (b) Schedule 8.12 correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors or sublessors of and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. The Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for the Borrower on Schedule 8.12;
(ii) otherwise change or add to any of such locations without giving notice of such changes and additions to the Agent no less often than quarterly, or (iii) change the location of its chief executive office from the location identified in Schedule 8.12, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith.

     6.4 Title to, Liens on, and Sale and Use of Collateral. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for Permitted Liens;
(b) the Agent's Liens in the Collateral will not be subject to any prior Lien, except for Permitted Liens of the type specified in clauses (e) and (j) of such defined term; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and
(d) the Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business and sales of Equipment as permitted by Section 6.10. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

     6.5 Appraisals. At the Agent's request in its sole discretion whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Borrower desires, the Borrower shall, at its expense, provide the Agent with appraisals or updates thereof of any or all of the Included Revenue Equipment, from a credentialed appraiser, and prepared on a basis satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

     6.6  Access and Examination; Confidentiality.

          (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times (and at any time when a
Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's records, files, and books of account and the Collateral, and discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

          (b) The Borrower agrees that, subject to the Borrower's and the Agent's prior consent for uses other than in a traditional tombstone (disclosing in such tombstone, however, only the amount of the credit facility provided by, and the parties to, this Agreement), which consents shall not be unreasonably withheld or delayed, the Agent and each Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all confidential information provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender;
provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority;
(2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party (or a party in interest with respect to any bankruptcy proceeding); (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors;
(7) to any prospective Participant or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

     6.7   Collateral Reporting.  The Borrower shall provide  the
Agent with the following documents at the following times in form satisfactory to the Agent:

          (a) on a weekly basis, a Borrowing Base Certificate and at the same time, such supporting documentation as the Agent may request;

          (b) on a monthly basis, as of the end of each month, and received by the end of the 20th day of the following month, a report including all of the information provided in the Borrowing
Base Certificate;

          (c) on a monthly basis, as of the end of each month, and received by the Agent no later than the 20th day of the following month, an aging of the Borrower's Accounts, together with a reconciliation to the Borrower's general ledger, and the Borrower's computation of ineligible Accounts and reserves against Availability, certified as accurate and correct by a Responsible Officer of the Borrower;

          (d) on a monthly basis, as of the end of each month, and received by the Agent no later than the 20th day of the following month, an aging or open item listing of all Borrower's accounts payable to the fifteen Account Debtors with the highest amount of Accounts owed to the Borrower; provided that such accounts payable information shall not be required with respect to the Account Debtors to which the Borrower is indebted in an amount not in excess of $50,000;

          (e) on a monthly basis as of the end of each month, and received by the Agent no later than the 20th day of the following month (or more frequently if requested by the Agent), Revenue Equipment reports certifying that the Agent's Liens are first priority perfected Liens on all Included Revenue Equipment, and indicating (i) the orderly liquidation value of such Included Revenue Equipment based on the latest appraisal, (ii) all additions to and deletions from the Included Revenue Equipment during such month (and cumulatively from the date of the latest appraisal), and (iii) the original acquisition cost of such additions during such month and 70% thereof;

          (f) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time;
and

          (g) with the delivery of each of the foregoing, a certificate of an officer of the Borrower certifying as to the accuracy and completeness of the foregoing.

          If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders. Any report required to be delivered pursuant to this Section 6.7 on a day that is not a Business Day may be delivered on the next Business Day after such report was due.

     6.8  Accounts.

          (a) The Borrower hereby represents and warrants to the Agent and the Lenders, with respect to the Borrower's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Borrower and disclosed to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except (A) in accordance with the usual and normal business practices of the Borrowers or
(B) as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by the Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Borrower described in any invoice representing the rendering of services will have been performed, except that invoices for freight or other charges for the shipment of goods may be issued and dated as of the pick-up date.

          (b) Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the
Borrower's business or extend or modify any Account. If the Borrower becomes aware of any matter adversely affecting the collectability of any Account or Account Debtor involving an amount greater than $250,000, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Agent.

          (c) Borrower shall not accept any note or other instrument (except (i) a check or other instrument for the immediate payment of money, or (ii) in its ordinary course of business in connection with "workouts" and bankruptcy proceedings involving account debtors) with respect to any Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Borrower will promptly deliver such instrument to the Agent, endorsed by the Borrower to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Borrower shall remain liable thereon until such instrument is paid in full.

          (d) The Borrower shall notify the Agent promptly of all disputes and claims in excess of $100,000, individually, or $250,000 in the aggregate with any single Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business when no Event of Default exists hereunder. The Borrower shall send the Agent a copy of each credit memorandum or adjustment in excess of $500,000 as soon as issued or made. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrower's Loan Account with only the net amounts received by the Agent in payment of any Accounts.

     6.9  Collection of Accounts; Payments.

          (a) Until the Agent notifies the Borrower to the contrary, the Borrower shall make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Borrower at a bank acceptable to Agent and subject to documentation acceptable to Agent. All funds deposited into a Payment Account shall remain subject to the control of the Borrower until such time as a Triggering Event shall occur. Upon the happening of a Triggering Event, all funds deposited into a Payment Account shall be wire transferred each day to the Agent for application against outstanding Revolving Loans. In the event that a Triggering Event no longer exists for a period of ninety (90) consecutive days, the Agent shall instruct the bank maintaining a Payment Account to cease transferring funds to the Agent and to resume following the instructions of the Borrower. If the Agent requests, the Borrower shall establish a lock-box service for collections of
Accounts at a bank acceptable to the Agent and pursuant to documentation satisfactory to the Agent. If such lock-box service is established, the Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any such lock-box or Payment Account or directly by the Borrower or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control. The Agent or the Agent's designee may, at any time following the occurrence and during the continuance of any Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrower, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

          (b) If sales of Inventory are made, or services are rendered, for cash, the Borrower shall immediately deliver to the Agent or deposit into a Payment Account the cash which the Borrower receives.

          (c) All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Borrower's Loan Account (conditional upon final collection) immediately upon receipt of such funds.

          (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's Loan Account immediately upon receipt of collected funds.

     6.10 Equipment.

          (a) The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by the Borrower is and will be used or held for use in the Borrower's business, and is and will be fit for such purposes. The Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

          (b) The Borrower shall promptly inform the Agent of any material additions to or deletions from the Equipment (other than Excluded Property) and, as required by Section 6.7, all additions to and deletions from Included Revenue Equipment. The Borrower will not, without the Agent's prior written consent, alter or remove any identifying manufacturers serial number, vehicle identification number or similar symbol or number on any of the Borrower's Equipment consisting of Collateral.

          (c) The Borrower shall not, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Borrower's Equipment (other than Excluded Revenue Equipment); provided, however, that the Borrower may dispose of Included Revenue Equipment as permitted by Section 6.10(d), and may dispose of obsolete or unusable Equipment other than Included Revenue Equipment which is obsolete or unusable and has a book value no greater than $1,000,000 in the aggregate in any Fiscal Year, or $3,000,000 in the aggregate during the term of this Agreement, without the Agent's consent, subject to the conditions set forth in the next sentence. In the event any of such Equipment other than Included Revenue Equipment is sold, transferred or otherwise disposed of pursuant to the proviso contained in the immediately preceding sentence, (1) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by the Borrower or by Equipment purchased by the Borrower subject to a Lien, then the Borrower shall deliver all of the net cash proceeds of any such sale, transfer or disposition to the Payment Account, or (2) if such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment, then the Borrower shall use the proceeds of such sale, transfer or disposition to purchase such replacement Equipment and shall deliver to the Agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrower shall be free and clear of all Liens except the Agent's Lien and Liens specified in clause (j) of the definition of Permitted Liens.

          (d) The Borrower shall not, without the Agent's prior written consent, sell, lease as a lessor or otherwise dispose of any Included Revenue Equipment; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower may dispose of Included Revenue Equipment having an orderly liquidation value no greater than $2,000,000 in the aggregate in any month and no greater than $8,000,000 in the aggregate in any Fiscal Year, if such dispositions are made in the ordinary course of the Borrower's business and consistent with the Borrower's past practice. The net cash proceeds of such dispositions shall be delivered or used as provided in clauses
(1) and (2) of the second sentence of Section 6.10(c), as applicable.

     6.11 Assigned Contracts. The Borrower shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment; provided, however, that the Borrower shall not take any action or fail to take any action with respect to its Assigned Contracts which would result in a waiver or other loss of any material right or remedy of the Borrower thereunder. Without limiting the generality of the foregoing, the Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. The Borrower shall not, without the Agent's and the Majority Lenders' prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of its Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of its Assigned Contracts or the collateral therefor if any modification or other action would materially adversely affect the business, operations or condition of the Borrower. The Borrower shall notify the Agent and the Lenders in writing, promptly after the Borrower becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. The Borrower shall remit directly to the Payment Account, all amounts received by the Borrower as indemnification or otherwise pursuant to its Assigned Contracts. If the Borrower shall fail after the Agent's demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower to or in favor of such obligor or its successors. All such obligations of the Borrower shall be and remain enforceable only against the Borrower and shall not be enforceable against the Agent. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of the Borrower's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

     6.12 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine to the best of the Borrower's knowledge or except as is disclosed to the Agent, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower, free and clear of all Liens other than Permitted Liens.

     6.13 Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.13 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan . Any payment made or other action taken by the Agent under this Section 6.13 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     6.14 Power of Attorney. The Borrower hereby appoints the Agent and the Agent's designee as the Borrower's attorney in fact, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Accounts to customers or Account Debtors according to the Agent's usual procedures; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations (other than Surviving Indemnities) have been fully satisfied.

     6.15 The Agent's and Lenders' Rights, Duties and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither the Agent, nor any Lender, nor any of their respective officers, directors, employees or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. So long as any Event of Default shall have occurred and be continuing, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the
Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower, except to the extent that Obligations are paid as a result of any such action.

     ARTICLE 7


        BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

     7.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to
Section 7.2(a). The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of
(a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

     7.2 Financial Information. The Borrower shall promptly furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, all such financial information as the Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

          (a) As soon as available, but in any event not later than one hundred twenty (120) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, statements of income and expense, cash flows and of stockholders' equity for the Parent, the Borrower and their Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent, the Borrower and their Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent. The Borrower, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders.

          (b) As soon as available, but in any event not later than thirty (30) days after the end of each month (other than a month which is the end of a fiscal quarter), consolidated unaudited balance sheets of the Parent, the Borrower and their Subsidiaries as at the end of such month, and consolidated unaudited statements of income and expense and cash flows for the Parent, the Borrower and their Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent, the Borrower and their consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The
Borrower shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended. With respect to the last month of each Fiscal Year, the consolidated financial information described in this Section 7.2(b) shall be provided on a preliminary basis and in draft form not later than sixty (60) days after the close of such month.

          (c) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Parent, the Borrower and their Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and statement of cash flows for the Parent, the Borrower and their Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of the Parent, the Borrower and their Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

          (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which at the time of such examination constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

          (e)    With   each  of  the  annual  audited  Financial
Statements delivered pursuant to Section 7.2(a), and within forty-five (45) days after the end of each of the first three fiscal quarters, a certificate of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenants set forth in Sections 9.21 through 9.24 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, (B) the Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements,
(D) describing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and
(E)  describing the variances of the figures in the corresponding
budgets  and  prior  Fiscal Year financial statements.   If  such
certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

          (f) No sooner than 60 days and not less than 30 days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow) for the Parent, the Borrower and their Subsidiaries as at the end of and for each quarter of such Fiscal Year; provided, that each Lender acknowledges that, as of the date of this Agreement, such requirement has been satisfied with respect to Fiscal Year 1997.

          (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrower.

          (h) Promptly upon receipt thereof by the Borrower, a copy of each actuarial report received by the Borrower from an outside Person concerning any Pension Plan.

          (i) Promptly after receipt of actuarial information relating to any Multi-Employer Plan reflecting a change in the amount of the Unfunded Pension Liability of the Borrower, notice of the aggregate amount of Unfunded Pension Liability of the Borrower.

          (j) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent, the Borrower or any of their Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Parent, the Borrower or any of their Subsidiaries to or from the holders of any equity interests of the Parent, the Borrower (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or of any Debt for borrowed money of the Parent, the Borrower or any of their Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

          (k) As soon as available, but in any event not later than 15 days after the Parent's or the Borrower's receipt thereof, a copy of all management reports and management letters prepared for the Parent or the Borrower or any of their Subsidiaries by the independent certified public accountants of the Parent or the Borrower.

          (l) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

          (m) Promptly after filing with the IRS, a copy of each income tax return filed by the Parent, the Borrower or by any of their Subsidiaries.

          (n) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent, the Borrower or any of their Subsidiaries.

     7.3 Notices to the Lenders. The Borrower shall notify the Agent, and, with respect to matters described in clauses (a),
(c), (d), (e), (f) and (g), shall also notify each Lender, in writing of the following matters at the following times:

          (a) Promptly after becoming aware of any Default or Event of Default.

          (b) Promptly after becoming aware of the assertion by the holder of any capital stock of any Loan Party or of any Debt of any Loan Party of $5,000,000 or more that a default exists with respect thereto or that such Loan Party is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

          (c)   Promptly  after becoming aware  of  any  material
adverse   change  in  the  property,  business,  operations,   or
condition  (financial  or  otherwise)  of  the  Parent  and   its
Subsidiaries taken as a whole.

          (d) Promptly after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or the property, business, operations, or condition (financial or otherwise) of a Loan Party.

          (e) Promptly after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent, the Borrower or any of their Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

          (f) Promptly after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent, the Borrower or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          (g)   Promptly  after  receipt of  any  notice  of  any
violation by the Parent, the Borrower or any of their Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Affect or that any Governmental Authority has asserted that the Parent, the Borrower or any of their Subsidiaries is not in compliance with any Environmental Law or is investigating such Person's compliance therewith.

          (h) Promptly after receipt of any written notice that the Parent, the Borrower or any of their Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent, the Borrower or any of their Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in any case, is reasonably likely to give rise to liability in excess of $5,000,000.

          (i) Promptly after receipt of any written notice of the imposition of any Environmental Lien against any Property of the Parent, the Borrower or any of their Subsidiaries.

          (j) Any change in the Borrower's name, state of incorporation, or form of organization, trade names or styles under which the Borrower will create Accounts, or to which instruments in payment of Accounts may be made payable and, with respect to any jurisdiction where the filing of a financing statement with the Secretary of State (or comparable central filing location) of such jurisdiction would be insufficient to perfect the security interest of the Agent in the Collateral located in such jurisdiction if there is only one place of business in such jurisdiction, notice of any reduction in the number of places of business in such jurisdiction if such reduction results in three or fewer places of business within such jurisdiction, in each case at least thirty (30) days prior thereto (except that, in the case of any change in trade names or styles, notice shall be sufficient if given at any time prior to such change).

          (k) Within ten (10) Business Days after the Parent, the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a nonexempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

          (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, or, in the case of a Multi-Employer Plan, within ten (10) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Parent, the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of either the Parent, the Borrower or any ERISA Affiliate.

          (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by the Parent, the Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under
Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.

          (n) Within ten (10) Business Days upon the occurrence thereof: (i) any changes in the benefits of any existing Plan, the establishment of any new Plan or the commencement of contributions to any Plan to which the Parent, the Borrower or any ERISA Affiliate was not previously contributing which increase the Borrower's annual costs with respect thereto by an amount in excess of $5,000,000; or (ii) any failure by the Parent, the Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

          (o) Within ten (10) Business Days after the Parent, the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

          (p) Promptly after becoming aware of the occurrence of any strike by employees of a Loan Party.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, the Borrower, any of their Subsidiaries, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto. To the extent that such notices are required to be given upon a Person becoming aware of an indicated matter or upon a Person's receipt of an indicated or other communication, such Person shall be a Responsible Officer, any comparable officer of the Parent, or any senior vice president or any executive vice president of the Parent or the Borrower.

                            ARTICLE 8

             GENERAL WARRANTIES AND REPRESENTATIONS

          Each Loan Party warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

     8.1   Authorization,  Validity, and Enforceability  of  this
Agreement and the Loan Documents. Each Loan Party has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, and in the case of the Borrower to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Loan Party has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the each Loan Party's execution, delivery and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by each Loan Party, and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms without defense, setoff or counterclaim. Each Loan Party's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of such Loan Party or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien (other than the Agent's Lien), lease, agreement, indenture, or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of such Loan Party or any of its Subsidiaries.

     8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (other than Liens specified in clauses (e) or (j) of the term Permitted Liens), securing all the Obligations, and enforceable against the Borrower (and other Loan Parties as to Loan Documents to which they are parties) and all third parties.

     8.3 Organization and Qualification. Each Loan Party (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

     8.4   Corporate Name; Prior Transactions.  During  the  five
(5) year period ending on the Closing Date, no Loan Party has not been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     8.5 Subsidiaries and Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to the Loan Parties of each and all of their Subsidiaries and other Affiliates. Each such Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and
(b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

     8.6  Financial Statements and Projections.

          (a) The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its Subsidiaries as of December 31, 1995, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, Arthur Andersen LLP. The Borrower has also delivered to the Agent and the Lenders the internally prepared unaudited balance sheet and related statements of income and cash flows for the Borrower and its Subsidiaries as of August 31, 1996. Such financial statements are attached hereto as Exhibit F.

          (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrower's best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

          (c) The pro forma consolidated balance sheet of the Parent, the Borrower and their Subsidiaries as at June 30, 1996, as described in Form 10 presents fairly and accurately their consolidated financial condition as at such date assuming the transactions contemplated by the Transition Agreements had occurred on such date and the Initial Funding Date had been such date, and has been prepared in accordance with GAAP.

     8.7 Capitalization. As of the date of this Agreement, the Borrower's authorized capitalized stock consists of 100,000 shares of common stock, par value $10.00 per share, of which 100,000 shares are validly issued and outstanding, fully paid and non-assessable.

     8.8 Solvency. The Borrower is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Initial Funding Date and the issuance of the Letters of Credit to be issued on the Initial Funding Date, and shall remain Solvent during the term of this Agreement.

     8.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Initial Funding Date, the Loan Parties and their Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 8.9, and (c) trade payables and other contractual obligations arising in the ordinary course of business.

     8.10 Restricted Payments.  From June 30, 1996 to the Closing
Date, no Restricted Payments were declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any of its Subsidiaries.

     8.11   Title   to  Property.   Except  as   set   forth   on
Schedule 8.12 hereto, the Borrower has good and marketable title in fee simple to its Real Estate listed in Schedule 8.12, and each of the Loan Parties has good, indefeasible, and merchantable title to all of its Property (including, without limitation, the assets reflected on the August 31, 1996 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

     8.12 Real Estate; Leases. Schedule 8.12 sets forth as of the date of this Agreement a correct and complete list of all Real Estate owned in fee simple by any Loan Party, all leases and subleases of real or personal property by any Loan Party as lessee or sublessee (other than leases of personal property as to which each Loan Party is lessee or sublessee for which the value of such personal property is less than $250,000 individually or $5,000,000 in the aggregate).

     8.13 Proprietary Rights. Schedule 8.13 sets forth a correct and complete list of all of the Proprietary Rights of each Loan Party as of the date hereof. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.13. To the best knowledge of the Loan Parties, none of the Proprietary Rights infringes on or conflicts with any other Person's rights, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 8.13 constitute all of the software, data, documentation, advertising and promotional materials, and other Proprietary Rights reasonably necessary or useful to the current and anticipated future conduct of each Loan Party's business and upon Default the Agent or its designee shall be entitled to use and exercise all such property and Proprietary Rights. The Former Parent and the Parent have entered into valid, binding, and enforceable agreements transferring, or licensing for a period ending not prior to the Stated Termination Date, to the Borrower all Proprietary Rights reasonably necessary or useful to the conduct of the Borrower's business.

     8.14 Trade Names and Terms of Sale. All trade names or styles under which the Borrower or any of its Subsidiaries will create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.14.

     8.15  Litigation.   Except as set forth  on  Schedule  8.15,
there is no pending or (to the best of the Loan Parties' knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

     8.16 Restrictive Agreements. None of the Loan Parties nor any of their Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as the Loan Parties can reasonably foresee, could materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of the Loan Parties or any of their Subsidiaries, or would in any respect cause a Material Adverse Effect.

     8.17  Labor Disputes.  Except as set forth on Schedule 8.17,
(a) there is no collective bargaining agreement or other labor contract covering employees of any of the Loan Parties or any of their Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Loan Parties' knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or its Subsidiaries or their employees.

     8.18  Environmental Laws.  Except as otherwise disclosed  on
Schedule  8.18  or  in  the  report entitled  "CFMF  Real  Estate
Environmental Report" and dated April 8, 1996:

          (a) Each Loan Party has complied in all material respects with all Environmental Laws applicable to their Real Estate and business, and no Loan Party nor any of their present Real Estate or operations, nor their past property or operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting
(i)  material  non-compliance  with  any  Environmental  Law   or
(ii) any potential material liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

          (b) Each Loan Party has obtained all material permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and each Loan Party is in material compliance with all terms and conditions of such permits.

          (c) No Loan Party nor, to the best of their knowledge, any of their predecessors in interest, has in material violation of any Environmental Laws stored, treated or disposed of any hazardous waste on any Real Estate, as defined pursuant to 40 CFR
Part 261 or any equivalent Environmental Law.

          (d) No Loan Party has received any summons, complaint, order or similar written notice that it is currently in material non-compliance with, or that any Governmental Authority is investigating its material non-compliance with, any Environmental Laws or that it is or may be materially liable to any other
Person as a result of a Release or threatened Release of a Contaminant.

          (e) None of the present or past operations of any Loan Party is currently the subject of any investigation by any Governmental Authority evaluating whether any material remedial action is needed to respond to a Release or threatened Release of a Contaminant.

          (f) There is not as of the date of this Agreement, nor to the best knowledge of any Loan Party has there ever been on or in any Real Estate:

               (1) any underground storage tanks or surface impoundments,

               (2)  any asbestos-containing material, or

               (3) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

          (g) No Loan Party has filed any notice under any requirement of Environmental Law reporting a material spill or material accidental and unpermitted release or discharge of a Contaminant into the environment.

          (h) No Loan Party has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on any Loan Party with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

          (i) None of the products manufactured, distributed or sold by any Loan Party contain asbestos containing material.

          (j)   No  Environmental Lien has attached to  any  Real
Estate of any Loan Party.

     8.19 No Violation of Law. Neither the Parent, the Borrower nor any of their Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

     8.20 No Default. Neither the Parent, the Borrower nor any of their Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent, the Borrower or any of their Subsidiaries is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

     8.21 ERISA Compliance.

          (a) As of the date of the most recent information received by the Borrower prior to the date of this Agreement, the aggregate amount of Unfunded Pension Liability among all Multi-employer Plans to which the Loan Parties may be liable (based generally on figures for 1994) was calculated to be approximately $153,000,000.

          (b)  Except as specifically disclosed in Schedule 8.21:

               (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, or will be submitted to the IRS for a determination letter before the end of its remedial amendment period, and to the best knowledge of the Loan Parties, nothing has occurred which would cause the loss of such qualification. The Loan Parties and each ERISA Affiliate has made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

               (ii) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no nonexempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (iii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan that is not a Multi-employer Plan has any Unfunded Pension Liability;
(C) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (E) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     8.22 Taxes. The Former Parent, on behalf of the Parent, the Borrower and their Subsidiaries, has filed all Federal and other tax returns and reports required to be filed, and has paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

     8.23 Regulated Entities. None of the Parent, the Borrower, any of their Subsidiaries, or any Person controlling any of the foregoing, is an "Investment Company" within the meaning of the Investment Company Act of 1940, none of the Parent, the Borrower or any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness.

     8.24 Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loans are to be used for the purposes described in
Section 2.5. None of the Parent, the Borrower or any of their Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     8.25 Copyrights, Patents, Trademarks and Licenses, etc. Each Loan Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, copyrightable subject matter (including, without limitation, computer software documentation, advertising
material,    brochures,   and   databases),   data,   contractual
franchises, authorizations and other subject matter and rights that are reasonably necessary for the operation of their businesses, without conflict with the rights of any other Person. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Loan Parties, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect. Upon Default, the Agent or its designee shall be entitled to use and exercise all such property and rights described in this Section 8.25.

     8.26  No  Material Adverse Change.  As of the date  of  this
Agreement no Material Adverse Effect has occurred since the date of the Financial Statements referred to in Section 8.6.

     8.27 Full Disclosure. None of the representations or warranties made by the Borrower or any other Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any other Loan Party in connection with the Loan Documents (including the Form 10), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     8.28 Material Agreements. Schedule 8.28 hereto sets forth all material agreements and contracts to which any Loan Party is a party or is bound as of the date of this Agreement.

     8.29 Bank Accounts. Schedule 8.29 contains a complete and accurate list of all bank accounts maintained by any Loan Party with any bank or other financial institution.

     8.30 Included Revenue Equipment. Schedule 8.30 hereto sets forth a correct and complete list of Included Revenue Equipment as of the date of this Agreement.

     8.31 Excluded Revenue Equipment. Schedule 8.31 hereto sets forth a correct and complete list of Excluded Revenue Equipment.

     8.32 Former Parent Liens. Schedule 8.32 sets forth a correct and complete list of the Real Estate upon which the Borrower has granted or may grant on or prior to the Initial Funding Date Liens to the Former Parent to secure indemnification obligations contained in the Transition Agreements (the "Former Parent Obligations"). The Borrower may grant Liens on Real Estate having a fair market value not greater than $25,000,000 as determined by an appraisal in form and substance satisfactory to the Agent, at the time of the grant to further secure the Former Parent Obligations to the extent required by agreements in existence on the Initial Funding Date, and to secure liabilities to other creditors.

                            ARTICLE 9

               AFFIRMATIVE AND NEGATIVE COVENANTS

          The Borrower covenants to the Agent and each Lender that, so long as any of the Obligations (other than Surviving
Indemnities) remain outstanding or this Agreement is in effect:

     9.1   Taxes  and Other Obligations.  Each Loan  Party  shall
(a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as a Loan Party has notified the Agent in writing, it need not pay any Debt, tax, fee, assessment, or governmental charge, that it is (i) contesting in good faith by appropriate proceedings diligently pursued, the affected Loan Party or (ii) has established proper reserves for as provided in GAAP; provided, further, that no Lien (other than a Permitted
Lien) results from such non-payment.

     9.2 Corporate Existence and Good Standing. Each Loan Party shall maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a material adverse effect on its property, business, operations, prospects, or condition (financial or otherwise).

     9.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Loan Party shall comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act). Each Loan Party shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. Each Loan Party shall not modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

     9.4    Maintenance  of  Property.   Each  Loan  Party  shall
maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

     9.5  Insurance.

          (a) Each Loan Party shall maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, each Loan Party shall also maintain, flood insurance, in the event of a designation of the area in which any Real Estate and any of the Equipment located on such Real Estate is located as "flood prone" or a "flood risk area" (hereinafter "SFHA"), as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. Upon the Majority Lenders' request, each Loan Party shall maintain flood insurance for its Equipment which is, at any time, located in a SFHA.

          (b) Each Loan Party shall cause the Agent, for the ratable benefit of the Lenders, to be named in each such policy covering or relating to Collateral, and other insurance policies as required by the Agent, as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty
(30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower, the Parent or any of their Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the applicable Loan Party when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

          (c) The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of $500,000 per occurrence, whether or not covered by insurance. All insurance proceeds relating to Collateral shall be remitted to the Payment Account.

     9.6  Environmental Laws.

          (a) Each Loan Party shall to, conduct its business in compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Loan Party shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

          (b) Without limiting the generality of the foregoing, each Loan Party shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each
Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any
Lender may request copies of technical reports prepared by the Borrower or any other Loan Party and its communications with any Governmental Authority to determine whether the affected Loan Party is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. Such Loan Party shall, at the Majority Lenders' request and at such Loan Party's expense, (a) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (b) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

     9.7 Compliance with ERISA. Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law;
(b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code;
(d) not engage in a nonexempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

     9.8 Mergers, Consolidations or Sales. None of the Loan Parties shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for any merger of any Loan Party with and into the Borrower; (ii) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by such Loan Party in its business, or that are otherwise permitted by Section 6.10; and (iii) sales of Real Estate, provided that, in the case of Real Estate, no Event of Default has occurred and is continuing, in an amount not to exceed $25,000,000 during the term of this Agreement provided the net proceeds of all sales are deposited into the Payment Account.

     9.9 Restricted Payments; Capital Change; Restricted Investments. None of the Loan Parties shall: (i) directly or indirectly declare or make, or incur any liability to make, any Restricted Payments, except (A) Restricted Payments to the Borrower by its Subsidiaries, (B) provided that no Event of Default has occurred and is continuing or would result from such action, Restricted Payments to the Parent by the Borrower not in excess of thirty-three percent (33%) of the consolidated net income of the Parent, the Borrower and their Subsidiaries on a Fiscal Year, year-to-date basis, and (C) repurchases of stock of the Parent for use in the employee benefit plans of the Borrower;
(ii) make any change in its capital structure which could have a Material Adverse Effect; or (iii) make any Restricted Investment except for (X) acquisitions of Equipment to be used in the business of the Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted under Section 9.21,
(Y) acquisitions of all of the stock, in a non-hostile manner, of entities in a business similar to that of the Borrower, provided that any domestic Subsidiaries resulting from such acquisitions comply with the requirements of Section 9.19, and
(Z) acquisitions of all or substantially all of the assets of a business so long as such assets are to be used in the Borrower's business; provided, however, that without the consent of the Lenders the cost of stock and assets acquired pursuant to clauses (Y) and (Z) in the aggregate does not exceed $5,000,000 during any Fiscal Year; and provided, further, that no Event of Default has occurred and is continuing or would result from acquisitions described in clauses (X), (Y) and (Z).

     9.10 Transactions Affecting Collateral or Obligations. None of the Loan Parties shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

     9.11  Guaranties.   None  of the Loan  Parties  shall  make,
issue, or become liable on any Guaranty, except (i) Guaranties of the Obligations in favor of the Agent, and (ii) Guaranties of obligations of Affiliates permitted by Section 9.14.

     9.12 Debt. None of the Loan Parties shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) provided that no Event of Default has occurred and is continuing or would result from such action, Debt of the Parent and the Borrower (which includes financing Capital Expenditures permitted under
Section 9.21) in an aggregate amount outstanding at any time not to exceed the greater of $25,000,000 or fifty percent (50%) of the amount of aggregate Capital Expenditures permitted under
Section 9.21 then or previously permitted, provided, however, that the amount of additional Debt other than for the purpose of financing Revenue Equipment may not exceed $25,000,000 outstanding at any time during the term of this Agreement; and
(d) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit F or listed on
Schedule 8.9. The terms and conditions of any agreement (including amendments, modifications, waivers and restatements of existing agreements) entered into by the Borrower relating to Synthetic Leases shall not contain any financial covenants which are more restrictive on the Borrower than the financial covenants set forth in Sections 9.22, 9.23 and 9.24 of this Agreement and any amendments or modifications to the interest rate or the amortization shall be acceptable to the Agent.

     9.13 Prepayment. None of the Loan Parties shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

     9.14 Transactions with Affiliates. Except as set forth below, none of the Loan Parties shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing or would result from such action, (a) each Loan Party may engage in transactions with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to such Loan Party than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate, provided, that excluding Guaranties which do not constitute a Guaranty of Debt for Borrowed Money, the aggregate amount of the Loan Parties' aggregate investments in, loans to, and Guaranties for the benefit of, Subsidiaries and Affiliates made following the Closing Date shall not exceed $5,000,000 at any one time outstanding, (b) the Loan Parties may make loans or advances in the ordinary course of its business to their officers and directors in an aggregate amount not to exceed $3,000,000 at any one time outstanding, and (c) the Borrower may provide fundings to Leland to enable it to make payments to its employees and vendors in the ordinary course of business in connection with services provided to the other Loan Parties and their Subsidiaries.

     9.15 Investment Banking and Finder's Fees. None of the Loan Parties shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Loan Parties shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

     9.16 Business Conducted. None of the Loan Parties shall engage directly or indirectly, in any line of business other than the businesses and related businesses in which the Loan Parties are engaged on the Closing Date.

     9.17 Liens. None of the Loan Parties shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by it, except Permitted Liens.

     9.18 Sale and Leaseback Transactions. None of the Loan Parties shall, directly or indirectly, enter into any arrangement with any Person providing for it to lease or rent property that it has sold or will sell or otherwise transfer to such Person, unless such transaction is a transaction permitted under
Section 9.12 or involves an operating lease.

     9.19 New Subsidiaries. None of the Loan Parties shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than (a) those listed on Schedule 8.5, and (b) provided that no Event of Default has occurred and is continuing or would result from such action, new Subsidiaries to engage in businesses similar to such Loan Party's businesses, provided, that in the event a Loan Party forms any domestic Subsidiary, (1) the stock of such new domestic Subsidiary shall be pledged to the Agent for the benefit of the Lenders, (2) such new domestic Subsidiary shall execute a Guaranty containing representation and warranties and covenants acceptable to the Agent, in favor of the Agent for the benefit of the Lenders, which Guaranty shall be secured by a first priority Lien upon all assets of such new domestic Subsidiary, and (3) such new domestic Subsidiary shall become a party to this Agreement and other relevant Loan Documents, all in a manner in substance and form satisfactory to the Agent.

     9.20  Fiscal Year.  The Borrower shall not change its Fiscal
Year.

     9.21 Capital Expenditures. None of the Loan Parties shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures (net of proceeds from sales of fixed assets) by the Loan Parties on a consolidated basis would exceed $30,000,000 for Fiscal Year 1997, $35,000,000 for Fiscal Year 1998 and $60,000,000 for each Fiscal Year thereafter until the Stated Termination Date; provided, however, that up to $15,000,000 of unused permitted Capital Expenditures in a given Fiscal Year may be carried over to the following Fiscal Year.

     9.22 Adjusted Net Earnings. The Parent, the Borrower and their Subsidiaries on a consolidated basis will not permit the Adjusted Net Earnings for the fiscal period specified below, measured at the end of each fiscal quarter on a Fiscal Year to date basis for 1997 and on a rolling four quarter basis thereafter, to be less than the amount set forth below opposite such fiscal quarter:

                Period                   Amount

              March 1997               $5,000,000

               June 1997               $15,000,000

            September 1997             $27,000,000

             December 1997             $40,000,000

              March 1998               $43,000,000

               June 1998               $45,000,000

            September 1998             $48,000,000

             December 1998             $52,000,000

              March 1999               $54,000,000

               June 1999               $56,000,000

            September 1999             $58,000,000

           December 1999 and           $60,000,000
              thereafter

     9.23 Adjusted Tangible Net Worth. The Parent, the Borrower and their Subsidiaries on a consolidated basis will not permit Adjusted Tangible Net Worth calculated without regard to the increase, not to exceed $10,000,000 (after giving effect to income taxes), in the worker's compensation accrual reserve over and above the level of such reserve reflected in the Latest
Projections dated September 9, 1996 and delivered to the Agent, to be less than the following amounts:

                Period                   Amount

             December 1996            $210,000,000

          March 1997 through          $195,000,000
             December 1997

          March 1998 through          $190,000,000
            September 1998

             December 1998            $195,000,000

          March 1999 through          $190,000,000
            September 1999

           December 1999 and          $200,000,000
              thereafter

     9.24 Fixed Charge Coverage Ratio. The Parent, the Borrower and their Subsidiaries on a consolidated basis will not permit the Fixed Charge Coverage Ratio, measured at the end of each fiscal quarter, beginning March 1997, on a Fiscal Year to date basis for 1997 and a rolling four quarter basis thereafter, to be less than the ratio set forth below opposite such fiscal quarter:

                Period                    Ratio

              March 1997               0.5 to 1.0

               June 1997               0.8 to 1.0

            September 1997             1.0 to 1.0

             December 1997             1.1 to 1.0
           through June 1999

            September 1999             1.15 to 1.0

           December 1999 and           1.2 to 1.0
              thereafter

     9.25 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Revolving Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     9.26 Restrictions on Canadian Freightways. The Borrower shall cause Canadian Freightways to maintain substantially all of its unconsolidated assets (other than shares in its Subsidiaries) as directly owned assets of Canadian Freightways, it being understood that during the ordinary course of business assets are bought, sold, replaced, substituted and replenished; provided that, notwithstanding the foregoing, Canadian Freightways may transfer any assets to the Borrower.

     9.27 Further Assurances. The Loan Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     9.28 Cooperation.  The Loan Parties shall cooperate with the
Agent  and  the Lenders in the syndication of the Total  Facility
and  shall  meet  with  other  prospective  lenders  as  may   be
reasonably requested by the Agent and the Lenders.

                           ARTICLE 10

                CONDITIONS OF CLOSING AND LENDING

     10.1   Conditions  Precedent  to  the  Closing   Date.   The
obligation of the Agent, the L/C Issuer and each Lender to execute and deliver this Agreement is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent, the L/C Issuer and each Lender:

          (a) This Agreement and the other Loan Documents have been executed by each party thereto and the Loan Parties shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with them before or on such Closing Date.

          (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

          (c) No Default or Event of Default shall exist on the Closing Date.

          (d) The Agent, the L/C Issuer and the Lenders shall have received such opinions of counsel for the Borrower and the other Loan Parties as the Agent, the L/C Issuer or any Lender shall reasonably request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders, and their respective counsel.

          (e)  The Agent shall have received:

               (i)  The Parent Guaranty;

(ii) The Parent Security Agreement;
(iii)     The Parent Pledge Agreement;
(iv) The Stock Pledge Agreement;
(v)  The Intercreditor Agreement;
(vi) The Patent and Trademark Agreements;
(vii)     The Leland Guaranty;
(viii)    The Leland Security Agreement;
(ix) The Blocked Account Agreement as required to be delivered to the Agent pursuant to Section 6.9;
(x) A projected pro forma balance sheet of the Borrower dated as of November 30, 1996 which balance sheet shall reflect no material adverse changes from the pro forma balance sheet dated June 30, 1996, and showing the Borrower to have at least $215,000,000 in equity (calculated without regard to the increase, not to exceed $10,000,000 (after giving effect to income taxes) in the worker's compensation accrual reserve over and above the level of such reserve reflected in the Latest Projections);
(xi) Financial information of the Parent, the Borrower and their Subsidiaries for the most recent fiscal quarter in the form provided to the Securities and Exchange Commission;
(xii) The Transition Agreements and all such other related documents, instruments and agreements as the Agent shall request in connection therewith substantially in final form;
(xiii) Duly executed financing statements executed by each Loan Party under all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien and such documentation as the Agent may require with respect to the actions taken or to be taken to perfect the Agent's Liens in Eligible Revenue Equipment;
(xiv) Copies of UCC lien searches with respect to the Borrower for the states of California, Oregon, or Illinois, in each case certified by the Secretary of State of the applicable jurisdiction, under all jurisdictions;
(xv) Duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and of other Loan Parties (except Permitted Liens);
(xvi) Certified copies of resolutions of the Board of Directors of each of the Borrower, the Parent and Leland approving (A) the execution and delivery of the Loan Documents to which the applicable corporation is a party, (B) the performance of the Obligations and obligations of the Parent or Leland under Loan Documents to which it is a party, and (C) the consummation of the transactions contemplated by the Loan Documents;
(xvii) A certificate of the Secretary or an Assistant Secretary of each of the Borrower, the Parent and Leland certifying the names and true signatures of the officers of each of the Borrower, the Parent and Leland, respectively, authorized to sign the Loan Documents;
(xviii)   A copy of the Certificate of Incorporation of each of
the Borrower, the Parent and Leland, certified by the Secretary of State of the State of Delaware as of a recent date;
(xix) A copy of the Bylaws of each of the Borrower, the Parent and Leland, certified by the Secretary or an Assistant Secretary of the Borrower and the Parent, respectively, as of the date of this Agreement as being accurate and complete; and
(xx) A Certificate of the Secretary of State of the State of Delaware certifying that each of the Borrower, the Parent and Leland is in good standing as of a recent date.

          (f) There shall have occurred no material adverse change (as determined by the Lenders in their sole discretion) in business, operations, profits or prospects of the Borrower since the financial statements dated August 31, 1996, and the Borrower shall, as of the Closing Date, have met the financial performance projections contained in the Latest Projections delivered to the Lenders.

          (g) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

          (h) The Agent shall have received certified copies of all consents or approvals of any Government Authority or other
Person which the Agent determines is required in connection with the transactions contemplated by this Agreement.

          (i) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and other Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Account, and Availability, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

          (j) All proceedings taken or to be taken and all transactions consummated or to be consummated as contemplated by the Transition Agreements and this Agreement, all other Loan Documents and all documents and papers relating to any thereof or hereunder, including amendments, modifications or waivers to agreements relating to Synthetic Leases, shall be satisfactory in form, scope, and substance to the Agent and the Lenders, and the Lenders shall be satisfied with respect to the terms and conditions of, and all matters relating to or affecting, the transfer and tax free exchange of all shares of the Borrower from the Former Parent to the Parent.

          (k) The Borrower shall have used its best efforts between November 19, 1996 and the Closing Date to obtain as promptly as possible an executed Landlord's Waiver from each Person which leases real property to the Borrower.

          (l) The Agent and the Borrower shall have entered into the Post-Closing Letter.

          Execution and delivery to the Agent by the L/C Issuer and a Lender of a counterpart of this Agreement shall be deemed confirmation by the L/C Issuer and such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of the L/C Issuer and such Lender and (ii) the decision of the L/C Issuer and such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by the L/C Issuer or such Lender, as applicable, independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this
Section 10.1.

          10.2 Conditions Precedent to the Initial Funding Date. The obligation of the Lenders to make the initial Revolving Loans on the Initial Funding Date, and the obligation of the L/C Issuer to issue any Letter of Credit on the Initial Funding Date and the obligation of the Lenders to participate in Letters of Credit issued on the Initial Funding Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent, the L/C Issuer and each Lender:

          (a) Upon making any Revolving Loans or issuing any Letters of Credit on the Initial Funding Date (including any Revolving Loans made to finance the Closing Fee or otherwise pursuant to Section 4.4 as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrower would have Availability in an amount no less than $100,000,000.

          (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Initial Funding Date as if made on such date.

          (c) No Default or Event of Default shall exist on the Initial Funding Date, or would exist after giving effect to the Loans to be made, and the issuance of any Letters of Credit, on such date.

          (d) The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs, including the fees and expenses of the Agent's outside counsel, Morrison & Foerster llp, and attorneys fees and costs incurred by each co-syndication agent as required by Section 15.7, in connection with any of the Loan Documents and the transactions contemplated thereby, in each case to the extent such fees and expenses have been billed.

          (e)   The  Borrower shall have paid in full the Closing
Fee.

          (f) The Distribution shall have occurred or shall occur substantially contemporaneously with the Initial Funding
Date.

          The acceptance by the Borrower of any Revolving Loans made on, or of any Letter of Credit issued on, the Initial Funding Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Revolving Loans or the issuance of such Letter of Credit have been satisfied, with the same effect as delivery to the Agent, the L/C Issuer and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

          The issuance of any Letter of Credit by the L/C Issuer and the making of any Revolving Loan by a Lender shall be deemed confirmation by the L/C Issuer and such Lender, as applicable, that (i) all conditions precedent in this Section 10.2 have been fulfilled to the satisfaction of the L/C Issuer and such Lender, and (ii) the decision of the L/C Issuer to issue any Letter of Credit and of such Lender to fund any Revolving Loan was made by the L/C Issuer or such Lender, as applicable, independently and without reliance on the Agent, the L/C Issuer any other Lender as to the satisfaction of any condition set forth in this
Section 10.2.

     10.3 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Initial Funding Date, and the obligation of the L/C Issuer to issue any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

          (a) the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses
(i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

               (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and except that the Borrower may, from time to time, submit to the Agent, the L/C Issuer and each Lender updated Schedules 8.3, 8.5, 8.9, 8.15, 8.17, 8.18, 8.29 and 8.32;

               (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

          (b) without limiting Section 10.3(a), the amount of the Availability shall be sufficient to make such Revolving Loan or to issue such Letters of Credit without exceeding the Availability or the Maximum Revolving Amount; provided, however, that the foregoing conditions precedent are not conditions to each Lender (i) participating in or reimbursing the L/C Issuer for such Lenders' Pro Rata Share of any drawings under Letters of Credit as provided in Section 2.3, or (ii) participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as provided in Sections 2.2(h),
(i) and (j).

                           ARTICLE 11

                        DEFAULT; REMEDIES

     11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

          (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

          (b) any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

          (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement and such default shall continue for thirty (30)
days after defaulting Loan Party becomes aware or should have become aware of the occurrence of such default (except that no thirty-day period shall apply to a default with respect to Sections 6.2, 6.3, 6.4 (other than clause (c)), 6.5, 6.6(a), 6.7,
6.8(a),  6.8(b), 6.8(c), 6.8(d), 6.9, 6.10(b), 6.10(c),  6.10(d),
6.11,  7.2 (other than (g), (h), (j) and (k) thereof), 7.3,  9.2,
9.5 (other than insurance unrelated to the Collateral), 9.8, 9.9 through and including 9.16, or 9.18 through and including 9.27), any other Loan Documents or any other agreement entered into at any time to which the Borrower or any other Loan Party and the Agent or any Lender are party (subject to any cure provisions contained in any such Loan Document or other agreement), or if any such Loan Document or other agreement shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable (without the written consent of the Agent and the Majority Lenders);

          (d) default shall occur with respect to any Debt For Borrowed Money (other than the Obligations) in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by the Borrower or any other Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

          (e) any of the Loan Parties shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

          (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any of the Loan Parties or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty
(60) days after its commencement or (ii) an order for relief against such Loan Party shall have been entered in such proceeding;

          (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for or for all or any part of its property shall be appointed and shall remain in place for a period of thirty (30) days; or a warrant of attachment, execution or similar process shall be issued against any part of its property and such warrant, execution or similar process shall not have been vacated, discharged, stayed, satisfied or bonded against pending appeal within thirty (30) days from entry thereof;

          (h) any Loan Party shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

          (i) all or any material part of the property of any Loan Party shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Loan Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

          (j)    any   Guaranty  of  the  Obligations  shall   be
terminated, revoked or declared void or invalid;

          (k) one or more judgments or orders for the payment of money aggregating in excess of $500,000 in excess of the amounts covered by insurance, shall be rendered against any Loan Party, and any such judgment or order shall not be paid or appealed within the time period for appeal or not be bonded against or stayed pending any appeal;

          (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which (i) materially and adversely affects its property, business, operation, prospects, or condition; and (ii) is not adequately covered by insurance;

          (m)  there occurs a Material Adverse Effect;

          (n) there is filed against any Loan Party any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

          (o) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

          (p) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $10,000,000; or
(ii) any Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $10,000,000; or

          (q)  there occurs a Change of Control.

     11.2 Remedies.

          (a) If a Default or an Event of Default occurs and is continuing, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or
Revenue Equipment used in computing the Availability, or reduce one or more of the other elements used in computing the Availability; (ii) restrict the amount of or refuse to make Revolving Loans; (iii) restrict or refuse to arrange for Letters of Credit; and (iv) cash collateralize outstanding undrawn amounts under Letters of Credit by causing Revolving Loans to be made or otherwise. If an Event of Default occurs and is continuing, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower:
(a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(e), 11.1(f), or 11.1(g), the Commitments shall automatically and immediately expire and all
Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

          (b)   If  an Event of Default occurs and is continuing:
(i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least fifteen (15) Business Days prior to such action to the Borrower's address specified on the signature pages hereto, as such address may be modified by a notice given in accordance with Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required;
(b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

          (c) If an Event of Default occurs and is continuing, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to relevy, attach or levy upon the Collateral without notice or hearing.

          (d) If the Agent, at the direction of the Majority Lenders terminates this Agreement upon an Event of Default, the Borrower shall pay the Agent, for the account of the Lenders, immediately upon termination, an early termination penalty equal to the early termination fee that would have been payable under
Article 4 if this Agreement had been terminated on that date pursuant to the Borrower's election.

                           ARTICLE 12

                      TERM AND TERMINATION

     12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Majority Lenders shall terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal of, accrued interest on and prepayment penalties, if any, with respect to the Revolving Loans) shall become immediately due and payable and Borrower shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations (other than Surviving Indemnities) are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

     12.2   Termination  if  Conditions  Not   Satisfied.    This
Agreement  shall  terminate and have no further force  or  effect
(other than Surviving Indemnities) if the Initial Funding Date has not occurred on or before December 31, 1996.

                           ARTICLE 13

   AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

     13.1 No Waivers Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Loan Party and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower and the other Loan Parties of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

     13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the affected Loan Party and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the affected Loan Party and acknowledged by the Agent, do any of the following:

          (a)  increase or extend the Commitment of any Lender;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Revolving Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;

          (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

          (f) release any Guaranty or release any Collateral other than as permitted by Section 14.11;

          (g) change the definitions of "Majority Lenders" or "Required Lenders"; or

          (h)   increase  the  "Account Advance  Rate,"  "Maximum
Revenue  Equipment Advance," "Maximum Revolver Amount,"  "Revenue
Equipment  Advance Rate," "Total Facility" or "Unused  Letter  of
Credit Facility."

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document. In addition, with respect to the percentages set forth in clauses (e) and (j) in the definition of "Eligible Accounts," neither such percentage shall be increased without the prior consent of the Majority Lenders.

     13.3 Assignments; Participations.

          (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld) and, unless a Default has occurred and is continuing with the written consent of the Borrower (such consent of the Borrower not to be unreasonably withheld), assign and delegate to one or more assignees that are commercial banks, other financial institutions or a purchaser or successor in interest to substantially all of a Lender's loan portfolio (provided that no written consent of the Agent or the Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or to such purchaser or successor in interest) (each an "Assignee") all, or any ratable part of all, of the Revolving Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $15,000,000 (except that each Person which is a Lender as of the Closing Date may, on a one-time basis, assign a minimum amount of $10,000,000) or if less the entire amount of such Lender's Commitment; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

          (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in credit support or other enhancement for Letters of Credit hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto;
(3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e) Any Lender may at any time sell to one or more commercial banks, or other financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Revolving Loans, the Commitment of that Lender and the other interests of that Lender (the
"originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent, and subject to the same limitation, as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury
Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                           ARTICLE 14

                            THE AGENT

     14.1 Appointment and Authorization. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this Article 14 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein (other than Sections 14.9, 14.10, 14.11, 14.12(a) and 14.16(d)).
Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

     14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     14.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct),
(ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the
Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder or (iii) be liable for permitting the Borrower to retain or obtain any certificate of title for some period of time to facilitate licensing, noting the Agent's Lien (for the benefit of the secured parties) on the certificates, or the purchase, sale, transfer or other disposition of the Included Revenue Equipment. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     14.4 Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and its Affiliates which may come into the possession of any of the Agent-Related Persons.

     14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     14.8 Agent in Individual Capacity. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

     14.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. BABC agrees to resign if at any time it does not have any Commitments or hold any Revolving Loans; provided, however, that if the sale by BABC of its Commitments and Revolving Loans, which results in no further Commitments or Revolving Loans outstanding hereunder by BABC, is part of a sale, transfer or other disposition by BABC of substantially all of its loan portfolio, BABC shall resign and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders; provided that unless a Default has occurred, such appointment shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

     14.10     Withholding Tax.

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees to deliver to the Agent and to the Borrower:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms (including forms replacing the forms describe above) as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent and the Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent and the Borrower sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     14.11     Collateral Matters.

          (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations (other than Surviving Indemnities); (ii) constituting property being sold or disposed of (A) pursuant to the procedures set forth in Section 6.2(b), or (B) as to other property if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.8 (and the Agent may rely conclusively on any such certificate, without further inquiry);
(iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $2,000,000 in any Fiscal Year without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.11.

          (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that
(i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

          (d) From time to time as reasonably requested by any Lender, the Agent shall request information from any Loan Party pursuant to this Agreement and shall provide such information to such Lender.

     14.12      Restrictions  on Actions by Lenders;  Sharing  of
Payments.

          (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral; provided, however, that no such request shall be required if the Agent has resigned and no successor Agent has been appointed.

          (b)   If  at any time or times any Lender shall receive
(i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     14.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

     14.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to their respective wire transfer accounts listed on the signature pages below; or pursuant to such other wire transfer instructions as each Lender may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

     14.15 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the L/C Issuer and the Lenders. Each Lender agrees that any action taken by the Agent or Majority Lenders in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Majority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be for the benefit of and binding upon the L/C Issuer and all of the Lenders.

     14.16     Field Audit and Examination Reports; Disclaimer by
Lenders.   Except  as  otherwise  expressly  set  forth  in  this
Agreement, by signing this Agreement, each Lender:

          (a)  is deemed to have requested that the Agent furnish
such  Lender, promptly after it becomes available, a copy of each
field   audit   or  examination  report  (each  a  "Report"   and
collectively, "Reports") prepared by the Agent;

          (b)   expressly  agrees and acknowledges  that  neither
BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

          (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants or prospective participants or assignees, or use any Report in any other manner; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees:
(i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     14.17 Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" or as a "co-syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-syndication agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                           ARTICLE 15

                          MISCELLANEOUS

     15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     15.3  Governing  Law; Choice of Forum; Service  of  Process;
Jury Trial Waiver.

          (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO
ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN OR CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING:
(1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

          (c) EACH OF THE LOAN PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE OF THIS AGREEMENT (AS SUCH ADDRESS MAY BE MODIFIED BY A NOTICE GIVEN PURSUANT TO SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

          (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OR EITHER PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lender which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 15.3(f).

          (f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 15.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

          (g) No provision of Sections 15.3(d) through (f) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

     15.4 WAIVER OF JURY TRIAL.

          (a) SUBJECT TO THE PROVISIONS OF SECTION 15.3(d), THE LOAN PARTIES, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE LOAN PARTIES, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          (b) EACH OF THE LOAN PARTIES AGREES THAT IT WILL NOT ASSERT AGAINST AGENT OR ANY LENDER ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     15.5 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

     15.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrower's or any other Loan Party's obligations hereunder, from time to time:
(a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     15.7 Fees and Expenses. The Borrower agrees to pay to the Agent, for its benefit, to each Lender with respect to costs and expenses specified in clause (i) below, and to NationsBank with respect to audit costs to the extent specified in clause (f) below, in each case on demand, all reasonable costs and expenses that Agent (or as applicable, the Lenders or NationsBank) pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, restructuring, work-out and termination of this Agreement or any of the other Loan Documents, including, without limitation:
(a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower or any of its Affiliates under the Loan Documents that the Borrower or any such Affiliate fails to pay or take;
(f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent or its agents and/or NationsBank plus $500 per day (or portion thereof) for each agent or employee of the Agent and/or NationsBank with respect to each field examination or audit and the preparation of reports thereof), provided, that any audits conducted or participated in by
NationsBank  shall  not exceed one audit per Fiscal  Year  or  be longer than five (5) calendar days; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; (i) costs and expenses (including attorneys' and paralegals' fees and disbursements) incurred by each Lender after the occurrence and during the continuance of an Event of Default relating to a work-out or restructuring of the Obligations or the exercise of remedies; (j) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters); and (k) out of pocket costs of the Lenders incurred in connection with bankruptcy or insolvency proceedings involving the Loan Parties, including without limitation fees and out of pocket expenses of counsel to the Lenders and consultants retained by the Agent. The Borrower also agrees to pay the reasonable attorneys fees and costs incurred by each of NationsBank and Caisse Nationale De Credit Agricole (including the allocated costs of their in-house counsel fees and disbursements) in connection with the documentation of this Agreement in an amount not to exceed $30,000 in the aggregate. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 4.4.

     15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified at its address set forth on the signature pages below; or to such other address as such party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     15.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

     15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     15.11 Indemnity of the Agent and the Lenders by the Borrower. The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Revolving Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Revolving Loans or the use of the proceeds thereof which arise from assertions by third parties, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     15.12 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof (other than the Fee Letter). No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower (or other affected Loan Party) and a duly authorized officer of each of the Agent the Required Lenders, the Majority Lenders or all of the Lenders, as the case may be. This Agreement is subject to the terms of an Intercreditor Agreement dated as of the date of this Agreement among BABC, as Agent, the Parent, Menlo Logistics, Inc., Emery Air Freight Corporation and Con-Way Transportation Services, Inc.

     15.13 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender, the Borrower and the other Loan Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     15.14       Captions.   The  captions  contained   in   this
Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     15.15 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower (or other affected Loan Party), any such notice being waived by the Borrower(and the other Loan Parties) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower (or other affected Loan Party) against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower (or other affected Loan Party) and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER (OR OTHER LOAN PARTY) HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

Notices:                        "BORROWER"

David F. Morrison               Consolidated Freightways
Chief Financial Officer         Corporation of Delaware, a
Consolidated Freightways        Delaware corporation
Corporation of Delaware
175 Linfield Drive
Menlo Park, CA 94025
                                By:/s/Robert E. Wrightson
Tel: 415-326-1700               Name:Robert E. Wrightson
Fax: 415-617-6702               Title:Senior Vice President

       and                      Address:   175 Linfield Drive
                                           Menlo Park, CA 94025
James R. Tener                  Telephone No.:415-326-1700
Director, Financial Accounting  Telecopy No.: 415-617-6702
Consolidated Freightways
Corporation of Delaware
P.O. Box 3175
Portland, OR 97208

Tel: 503-499-3199
Fax: 503-499-2131


Notices:                        "PARENT"

David F. Morrison               Consolidated Freightways
Chief Financial Officer         Corporation, a Delaware
Consolidated Freightways        corporation
Corporation
175 Linfield Drive
Menlo Park, CA 94025
                                By:/s/Robert E. Wrightson
Tel: 415-326-1700               Name:Robert E. Wrightson
Fax: 415-617-6702               Title:Senior Vice President
                                Address:   175 Linfield Drive
       and                                 Menlo Park, CA 94025
                                Telephone No.: 415-326-1700
James R. Tener                  Telecopy No.:  415-617-6702
Director, Financial Accounting
Consolidated Freightways
Corporation
P.O. Box 3175
Portland, OR 97208

Tel: 503-499-3199
Fax: 503-499-2131


Notices:                        "LELAND"

David F. Morrison               Leland James Service
Chief Financial Officer         Corporation, a Delaware
Leland James Service            corporation
Corporation
175 Linfield Drive
Menlo Park, CA 94025
                                By:/s/David F. Morrison
Tel: 415-326-1700               Name:David F. Morrison
Fax: 415-617-6702               Title:Vice President and Treasurer
                                Address:   175 Linfield Drive
       and                                 Menlo Park, CA 94025
                                Telephone No.: 415-326-1700
James R. Tener                  Telecopy No.:  415-617-6702
Director, Financial Accounting
Leland James Service
Corporation
P.O. Box 3175
Portland, OR 97208

       or

1717 N.W. 21st Street
Portland, OR 97209

Tel: 503-499-3199
Fax: 503-499-2131


                                "AGENT"

                                BankAmerica Business Credit,
                                Inc., as the Agent



                                By:/s/Joyce White
                                Name:Joyce White
                                Title:Senior Vice President
                                Address:   55 South Lake Avenue
                                           Ninth Floor
                                           Pasadena, CA  91101
                                Telephone No.: (818) 397-1800
                                Telecopy No.:  (818) 397-1805


                                "LENDERS"

Commitment:  $75,000,000        BankAmerica Business Credit,
                                Inc., as a Lender



                                By:/s/Joyce White
                                Name:Joyce White
                                Title:Senior Vice President
                                Address:   55 South Lake Avenue
                                           Ninth Floor
                                           Pasadena, CA  91101
                                Telephone No.: (818) 397-1800
                                Telecopy No.:  (818) 397-1805

                                Wire transfer information:

                                ABA No.:   121-000-358
                                Attention: Bank of America
                                           555 California Street
                                           San Francisco, CA
                                94104
                                Acct. No.: 12575-03561
                                Reference: Consolidated
                                Freightways


Commitment:  $35,000,000        NationsBank of Texas, N.A., as a
                                Lender



                                By:/s/Anne E. Carbone
                                Name:  Anne E. Carbone
                                Title: Vice President
                                Address:   NationsBank of Texas,
                                N.A.
                                           901 Main Street, 6th
                                Floor
                                           Dallas, TX  75202
                                Telephone No.: 214/508-0432
                                Telecopy No.:  214/508-3501

                                Wire transfer information:

                                ABA No.:   111000012
                                Attention: Business Credit/
                                           Regional Manager:
                                URGENT
                                Acct. No.: 0180019471
                                Reference: Consolidated
                                Freightways
                                           Corporation of
                                Delaware


Commitment:  $20,000,000        Caisse Nationale De Credit
                                Agricole, as a Lender



                                By:/s/Marcy S. Lyons
Copy all notices to:            Name:  Marcy S. Lyons
Marcy Lyons                     Title: Vice President
Caisse Nationale De Credit      Address:   Caisse Nationale De
Agricole                        Credit
101 California Street, Suite               Agricole
4390                                       55 East Monroe Street
San Francisco, California                  Chicago, IL  60603
94111                           Telephone No.: (312) 372-9200
Telephone:  (415) 391-0810      Telecopy No.:  (312) 372-4625
Telecopy:    (415) 986-4116
                                Wire transfer information:

                                ABA No.: 021-000238
                                Attention:     Stacey
                                Acct. No.:     Credit Agricole-
                                         Chicago Branch
                                #63000205
                                Reference:     Consolidated
                                Freightways

Commitment:  $35,000,000        Transamerica Business Credit
                                Corporation, as a Lender



                                By:/s/Matthew N. McAlpine
                                Name:  Matthew N. McAlpine
                                Title: Vice President
                                Address: 8750 West Bryn Mawr
                                Avenue
                                       Suite 720
                                       Chicago, IL 60631
                                Telephone No.:  773-864-3979
                                Telecopy No.:  773-380-6169

                                Wire transfer information:

                                ABA No.:  071000013
                                Acct. No.: 52-95416
                                       First Chicago
                                       One First National Plaza
                                       Chicago, IL 60670
                                Reference: Consolidated Freightways






Commitment:  $25,000,000        Congress Financial Corporation
                                (Western), as a Lender



                                By:/s/Vicky L. Balmot
                                Name:  Vicky L. Balmot
                                Title: Senior Vice President
                                Address:   225 South Lake Avenue
                                           Suite 1000
                                           Pasadena, CA  91101
                                Telephone No.: (818) 304-4900
                                Telecopy No.:  (818) 304-4949

                                Wire transfer information:

                                ABA No.:   021000021
                                Attention: Susan Freed
                                Acct. No.: 322-020530
                                Reference: Consolidated
                                Freightways
                                           Corp. of Delaware


Commitment:  $20,000,000        The CIT Group/Business Credit,
                                Inc., as a Lender



                                By:/s/Robert Castine
                                Name:  Robert Castine
                                Title: Assistant Vice President
                                Address:   The CIT
                                Group/Business
                                           Credit, Inc.
                                           300 South Grand Avenue,
                                           3rd Floor
                                           Los Angeles, CA
                                90071
                                Telephone No.:(213) 613-2522
                                Telecopy No.: (213) 613-2588

                                Wire transfer information:

                                ABA No.:   021000021
                                Attention: The Chase Manhattan
                                Bank,
                                           New York, NY 10041-
                                0199
                                Acct. No.: 144054227
                                Reference: Consolidated
                                Freightways
                                           Corporation of
                                Delaware






Commitment:  $15,000,000        BTM Capital Corporation, as a
                                Lender



                                By:/s/William R. York Jr.
                                Name:  William R. York Jr.
                                Title: Senior Vice President
                                Address:   BTM Capital
                                Corporation
                                           Trammell Crow Center
                                           LB-101
                                           2001 Ross Avenue,
                                Suite 3160
                                           Dallas, TX  75201
                                Telephone No.: 214/954-0770
                                Telecopy No.:  214/954-0781

                                Wire transfer information:

                                ABA No.:   011-000-390
                                Attention: Tim Gilbert
                                Acct. No.: DDA # 521-11235
                                Reference: Consolidated
                                Freightways
                                           Corporation of
                                Delaware






                                "L/C ISSUER"

                                NationsBank of Texas, N.A., as
                                L/C Issuer



                                By:/s/ Anne E. Carbone
                                Name:  Anne E. Carbone
                                Title: Vice President
                                Address:   901 Main Street, 6th
                                Floor
                                           Dallas, TX 75202
                                Telephone No.: 214-508-0432
                                Telecopy No.:  214-508-3501






                     AMENDMENT NO. 1 TO

                 LOAN AND SECURITY AGREEMENT

          This Amendment No. 1 to Loan and Security
Agreement is made as of February 28, 1997 by and among each of the undersigned and amends that certain Loan and Security Agreement, dated as of November 27, 1996 (the "Loan Agreement"), among the financial institutions listed on the signature pages thereof as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation, as agent for the Lenders (in its capacity as agent, the "Agent"), NationsBank of Texas, N.A., as the L/C Issuer and as co-syndication agent for the Lenders, Caisse Nationale De Credit Agricole, as co-agent for the Lenders, Consolidated Freightways Corporation of Delaware, a Delaware corporation, (the "Borrower"), Consolidated Freightways Corporation (the "Parent") and Leland James Service Corporation ("Leland"). Capitalized terms used herein without definition have the meanings assigned thereto in the Loan Agreement.

                          RECITALS

     A.The Borrower has requested that certain provisions of the Loan Agreement be amended as more fully described below.

     B.On the terms and subject to the conditions set forth in this Amendment, the parties to the Loan Agreement have agreed to the amendments to the Loan Agreement as set forth below.

                          AGREEMENT

     In consideration of the foregoing, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

                          ARTICLE 1
          AMENDMENTS TO LOAN AND SECURITY AGREEMENT

     1.1    Amendment to the Definition of "Excluded
Revenue Equipment".  The definition of "Excluded Revenue
Equipment" set forth in Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

          "Excluded Revenue Equipment" means the
     Revenue Equipment listed on Schedule 8.31, together with any personal property (such as licenses, maintenance contracts and insurance contracts) which directly, specifically and exclusively relates to such Excluded Revenue
     Equipment.  For the avoidance of doubt, Excluded
     Revenue Equipment shall include (a) any Revenue
     Equipment leased as of November 27, 1996 pursuant to a Synthetic Lease, and (b) any replacement of any such Revenue Equipment to the extent that such Revenue Equipment (i) was lost, damaged, destroyed or taken in connection with a casualty, (ii) was replaced with proceeds received as a result of such casualty, and (iii) was replaced by replacement Revenue Equipment which is leased by the Borrower under a lease agreement with the same lessor; provided that the monthly payments due under such lease agreement with respect to such replacement Revenue Equipment do not exceed the monthly payments which would have been payable under the Synthetic Lease with respect to the Revenue Equipment which was the subject of the casualty. For the avoidance of doubt, the states listed on Schedule 8.31 with respect to Excluded
     Revenue Equipment identify the Excluded Revenue
     Equipment as of January 23, 1997. Changes in the state of location of Excluded Revenue Equipment
     (or Included Revenue Equipment) on and after
     November 27, 1996 shall not affect the
     characterization of Revenue Equipment as Excluded
     Revenue Equipment or Included Revenue Equipment."

     1.2    Amendment to the Definition of "Permitted
Liens". Clause (h) of the definition of "Permitted Liens" set forth in Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

          "(h) Liens on Excluded Revenue Equipment and any Lien (i) in favor of ABN AMRO Bank, N.V., as Agent, under the Security Agreement dated as of January 23, 1997 (without giving effect to any amendment thereto, the "ABN AMRO Security Agreement") made by the Borrower in favor of and ABN AMRO Bank, N.V., as Agent for certain "Lessors", in the "Collateral" (as defined in the ABN AMRO Security Agreement) described in Section 1(d) of the ABN AMRO Security Agreement to the extent that such Collateral applies both to Vehicles (as defined in the ABN AMRO Security Agreement) and to Included Revenue Equipment, or (ii) in favor of BankAmerica Leasing & Capital Corp., as lessor under a Synthetic Lease, or in favor of the Former Parent if the Former Parent has guaranteed the Borrower's obligations under such Synthetic Lease, if and only if the description of collateral in the applicable security agreement applies both to Included Revenue Equipment and to Excluded Revenue Equipment, and the collateral described in, and terms and conditions of, the applicable security agreement are substantially the same (except that the collateral description may relate to other vehicles within the definition of Excluded Revenue Equipment) as the collateral described in, and the terms and conditions of, the ABN AMRO Security Agreement;"

     1.3    Amendment of Schedule 8.31 and 8.32.
Schedule 8.31 is hereby amended and restated to read in its entirety as set forth on Schedule 8.31 attached hereto. Schedule 8.32 is hereby amended and restated to read in its entirety as set forth on Schedule 8.32 attached hereto.


                          ARTICLE 2
            CONSENT TO AMENDMENT AND RESTATEMENT
               OF THE INTERCREDITOR AGREEMENT

     2.1 Consent to Amendment and Restatement of the Intercreditor Agreement. By its signature below, each Lender consents to the execution and delivery of the Amended and Restated Intercreditor Agreement substantially in the form attached hereto as Exhibit A.

                          ARTICLE 3
               REPRESENTATIONS AND WARRANTIES

     Each Loan Party warrants and represents to the Agent and the Lenders that:

     3.1    Representations and Warranties True and
Correct. The representations and warranties contained in the Agreement and the other Loan Documents are correct in all material respects on and as of the date hereof.

     3.2 No Default or Event of Default. No event has occurred and is continuing which constitutes a Default or an Event of Default.


                          ARTICLE 4
                        MISCELLANEOUS

     4.1 Effective Date. This Amendment shall be effective as of the date when the Agent has received a duly executed counterpart of this Amendment from each of the Borrower, the Parent, Leland and the Majority Lenders.

     4.2    Governing Law.  This Amendment shall be
interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of California.

     4.3 Counterparts. This Amendment may be executed in any number of counterparts, and by the Agent, each Lender, the Borrower, Parent and Leland in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.


          IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

                                "BORROWER"

                                Consolidated Freightways
                                Corporation of Delaware, a
                                Delaware corporation



                                By:/s/David F. Morrison
                                Name:David F. Morrison
                                Title:Executive Vice President and CFO

                                Address:   175 Linfield Drive
                                           Menlo Park, CA 94025
                                Telephone No.:(415) 326-1700
                                Telecopy No.: (415) 617-6702


                                "PARENT"

                                Consolidated Freightways
                                Corporation, a Delaware
                                corporation



                                By:/s/ David F. Morrison
                                Name :David F. Morrison
                                Title: Executive Vice President and CFO
                                Address:   175 Linfield Drive
                                           Menlo Park, CA 94025
                                Telephone No.:(415) 326-1700
                                Telecopy No.: (415) 617-6702